Exhibit 10.4

BUILD TO SUIT

FACILITY LEASE AGREEMENT

(Triple Net Lease)

THIS BUILD TO SUIT FACILITY LEASE AGREEMENT (the “Lease”) is made and entered into as of the 27th day of February, 2009, by and between ELM ROAD MOB, II, LLC, an Indiana limited liability company (the “Landlord”) and SAINT JOSEPH REGIONAL MEDICAL CENTER — SOUTH BEND CAMPUS, INC., an Indiana not for profit corporation (the “Tenant”).

WITNESSETH:

For good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, Landlord and Tenant, intending to be legally bound hereby, agree that Landlord shall lease to Tenant and Tenant shall lease from Landlord the Premises hereinafter defined, pursuant to the terms and conditions set forth in this Lease.

ARTICLE I

DEFINITIONS AND FUNDAMENTAL PROVISIONS

in addition to other terms which are defined in subsequent sections of this Lease, the following terms shall have the meanings set forth below when used in this Lease, except as may otherwise be specifically provided.

1.1	Addresses:

Landlord:	Elm Road MOB II, LLC
53880 Carmichael Drive
South Bend, Indiana 46635
Attention: President

Tenant:	Saint Joseph Regional Medical Center — South Bend Campus, Inc.
801 E. LaSalle Avenue
South Bend, IN 46617
Attention: President and CEO

or such other address or addresses as a party may designate by written notice to the other party.

1

1.2       Common Area Costs: The cost of maintaining, repairing, landscaping, painting, and operating the Common Areas of the Elm Road Medical Campus, to be set forth in the Declaration of Protective Covenants and Restrictions for Elm Road Medical Campus dated December 20, 2007 and recorded on January 18, 2008 as Document Number 0802055 in the office of the Recorder of St. Joseph County, Indiana (“Declaration”) pursuant to an amendment to the Declaration, shall specifically include, but not necessarily limited to: repairs to, striping and patching of the parking areas or other Common Areas, lighting, removal of snow, ice, trash, rubbish and other refuse from the Common Areas, costs associated with any of Landlord’s obligations set forth in Section 7.2, and the cost of leasing or the depreciation on any equipment used to implement the foregoing maintenance. Tenant shall pay Tenant’s Percentage Share of Common Area Costs herein in accordance with the Declaration as provided in Section 7.3. The Declaration amendment shall provided that Common Area Costs shall specifically exclude the following: the cost of any item for which Landlord is reimbursed by insurance or otherwise; the cost of repairs made in accordance with Landlord’s obligations pursuant to Section 6.1; the cost of any additions to the Common Areas pursuant to an expansion of the Elm Road Medical Campus’s leasable square footage; Tenant’s Percentage Share of Real Estate Taxes or Insurance (which are provided for by separate agreement herein); the cost of any alterations, additions, changes, replacements, improvements and repairs and other items which under generally accepted accounting and auditing principles consistently applied (as pertaining to the real estate industry) are properly classified as capital expenditures (except as provided herein) or which are made in order to prepare space for occupancy by a new tenant or other occupant of the Elm Road Medical Campus; the cost of any initial installations for any tenant or other occupant of the Elm Road Medical Campus; reserves for the replacement or repair of portions of, or for equipment and machinery used in connection with, the Elm Road Medical Campus; legal, accounting and other professional fees; interest or amortization payments in connection with the Elm Road Medical Campus; leasing commissions, advertising expenses and other costs incurred in leasing or attempting to lease any portion of the Elm Road Medical Campus; the cost of any services, maintenance, or repairs performed specifically for certain tenants and not for the common use and benefit of all the tenants of the Elm Road Medical Campus; the cost of correcting defects in the construction of the buildings, improvements and equipment of the Elm Road Medical Campus; the cost of Landlord’s membership (and costs related thereto) in any organizations representing Elm Road Medical Campus owners; and any political or charitable contributions. Common Area Costs payable by Tenant during the first (1st) Lease Year of the Lease Term are estimated at Twelve Thousand AND 00/100 DOLLARS ($12,000,00), payable by Tenant in twelve (12) equal installments during the first (1st) Lease Year of the Lease Term of One Thousand AND 00/100 DOLLARS ($1,000.00) per month.

1.3       Common Areas: All areas, space, signage, installations and equipment provided from time to time by Declarant pursuant to the Declaration for the common use and benefit of the owners, occupants and tenants of the Elm Road Medical Campus, their employees, agents, licensees, customers and other invitees, including, without limitation, parking areas, exits, entrances, access roads, driveways, sidewalks, retaining walls, loading platforms and ramps, and landscaped areas, excluding areas conveyed to an owner for exclusive use by the owner and the owner’s tenants, all as provided in the Declaration.

1.4       Application of Non-Refundable Fee: The parties agree that a Twenty Five Thousand and 00/100 Dollars ($25,000.00) non-refundable (except in the event of Landlord’s default), good faith earnest money fee shall be paid by Tenant to Landlord on or upon the execution of this Lease, which fee shall be applied first to the first month’s rent for the first (1st) Lease year.

2

1.5       Lease Year: The Lease Term shall commence upon the Commencement Date. If the Commencement Date is any day other than the first day of a calendar month, the first Lease Year shall be the period of time from the Commencement Date until the end of the month in which said Commencement Date shall occur plus twelve (12) calendar months. Each Lease Year thereafter shall be a successive period of twelve (12) months, subject to the extension of the final Lease Year of the Lease Term pursuant to Section 2.2 hereof. Rent shall be proportionately increased (or decreased) to reflect the number of days by which the first or final lease year exceeds (or is less than) twelve (12) calendar months, as the case may be.

1.6      Minimum Rent: (a) Tenant agrees to pay to Landlord, in accordance with the terms and provisions of Article III hereof, as annual Minimum Rent, during the first (1st) Lease Year of the initial fifteen (15) Lease Year term of the Lease, One Million Two Hundred Twenty-Five Thousand Dollars ($1,225,000.00) ($26.68 per square foot of the Premises), payable in equal monthly installments of One Hundred Two Thousand Eighty Three and 33/100 Dollars ($102,083.33) each.

(b)      The Minimum Rent shall be increased for each year of the first (1st) Lease Term by two percent (2%) over the Minimum Rent for the previous Lease Year, as set forth in Schedule 1.6 attached hereto and incorporated herein by reference.

1.6.1       Minimum Rent - First Extension Period: During each Lease Year of the first five (5) Lease Year Extension Period, if applicable, Tenant agrees to pay to Landlord, in accordance with the terms and provisions of Article III hereof, as annual Minimum Rent an amount to be negotiated and agreed upon in good faith by the parties based on a market analysis of comparable commercial leases in existence at the commencement of the lease extension period. Landlord shall notify Tenant of its initial proposal for Minimum Rent in a written notice to Tenant no later than the date which is three hundred (300) days prior to the expiration of the Initial Term of this Lease. The agreement between Landlord and Tenant shall be reached no later than the date which is two hundred seventy (270) days prior to the expiration of the initial Term of this Lease. In the event that Landlord and Tenant are unable to come to an agreement within such period, then the fair rental value shall be determined in accordance with the procedures set forth on Exhibit “A” attached hereto.

1.6.2         Minimum Rent - Second Extension Period: During each Lease Year of the second five (5) Lease Year Extension Period, if applicable, Tenant agrees to pay to Landlord, in accordance with the terms and provisions of Article III hereof, as annual Minimum Rent an amount to be negotiated and agreed upon in good faith by the parties based on a market analysis of comparable commercial leases in existence at the commencement of the lease extension period. Landlord shall notify Tenant of its initial proposal for Minimum Rent in a written notice to Tenant no later than the date which is three hundred (300) days prior to the expiration of the First Extension Period of this Lease. The agreement between Landlord and Tenant shall be reached no later than the date which is two hundred seventy (270) days prior to the expiration of the First Extension Period of this Lease. In the event that Landlord and Tenant are unable to come to an agreement within such period, then the fair rental value shall be determined in accordance with the procedures set forth on Exhibit “A” attached hereto.

3

1.7       Security Deposit: Landlord and Tenant agree that there shall be no security deposit,

1.8       Permitted Use; Restriction: Tenant may use the Premises for any lawful medical use, including but not limited to the operation of a rehabilitation hospital (“Permitted Use”), Tenant covenants: (i) not to use the Premises for any illegal purpose, nor in such a manner as to violate any applicable and valid law, rule or regulation of any governmental body having jurisdiction over the Premises; (ii) not to permit waste thereon; (iii) not to use the Premises for an outpatient medical office providing orthopaedic rehabilitation or physical therapy services; and (iv) not to use the Premises for any purpose prohibited by the Declaration.

1.8.1         Landlord’s Limited Right to Recapture Premises: Landlord and Tenant hereby agree that if Tenant ceases business operations within the Premises for any period of one hundred eighty (180) or more consecutive days (for a reason other than the repair and reconstruction from casualty, remodeling, condemnation or other reason permitted in this Lease), then Landlord, at its option, at any time prior to re-commencement of business operations in the Premises by Tenant, or Landlord’s receipt of a notice of a proposed assignment of the interest of Tenant in and to this Lease or of a proposed subletting of the Premises, may terminate this Lease upon thirty (30) days prior written notice to Tenant, in which event, this Lease shall be of no further force or effect, except that the obligations of the parties arising prior to the termination, and the applicable indemnifications contained in this Lease, shall remain in effect. Neither an assignment of the interest of Tenant in and to this Lease, nor a subletting of the Premises, shall be deemed a cessation of business operations which would trigger Landlord’s right to terminate under this Section.

1.9       Premises: The leased premises shall consist of the land located in St. Joseph County, Indiana, commonly referred to as Lot 3 of the Elm Road Medical Campus and legally described on Exhibit “B” attached hereto and incorporated herein by reference (“Land”) together with certain improvements to be designed and constructed upon the Land by Landlord for Tenant’s occupancy and use (“Improvements”) as provided in Article IV of this Lease (“Premises”).

1.10     Real Estate Taxes: All Real Estate Taxes and assessments which shall be validly levied, assessed or imposed upon the Premises during the Lease Term shall be paid by Tenant. Real Estate Taxes shall specifically exclude; (i) income, profits, intangible, documentary stamp, transfer, franchise, corporate, capital stock, succession, estate, gift or inheritance taxes or taxes substituted for or in lieu of the foregoing exclusions; (ii) any assessment or additional tax associated with either a change in ownership of the Elm Road Medical Campus or the further improvement of the Elm Road Medical Campus (including but not limited to widening of exterior roads, the installation of or hook up to sewer lines, sanitary and storm drainage systems and other utility lines and installations), (iii) taxes on rents, gross receipts or revenues of Landlord from the Premises; and (iv) any penalties, late charges or the like attributable to the late payment by Landlord of Real Estate Taxes or Landlord’s delay in delivering the Real Estate Tax bill to Tenant for payment, and (v) assessments and taxes based on the assessed valuation of land not improved with commercial buildings or Common Areas Real Estate Taxes shall reflect any discount available to Landlord by prompt payment of such tax bill regardless of whether such prompt payment is actually made but only so long as Tenant shall have made its contribution within the applicable discount period. Landlord agrees to use best efforts to cause any new construction in the Elm Road Medical Campus to be assessed separately from the Premises and/or the existing Elm Road Medical Campus. Tenant’s Real Estate Taxes for the first Lease Year of the Lease Term are estimated to be One Hundred Seventy Five Thousand Eight Hundred Seventy Three and 60/100 Dollars ($175,873,60) ($3.83 per square foot of the Premises).

4

Tenant shall have the exclusive right to contest and appeal all real estate taxes and assessments against the Premises during the term of this Lease and Landlord hereby agrees to cooperate and assist Tenant in any such contest and appeal including but not limited to the execution of any documents necessary to prosecute any contest or appeal of real estate taxes and assessments. Tenant shall be entitled to all refunds and/or rebates applicable to real estate taxes and assessments paid by Tenant pursuant to this Lease and Landlord agrees to pay said refund or rebate to Tenant to the extent said refund or rebate is granted or paid to Landlord in the form of cash or credit.

1.11     Rent; Triple Net Lease: Rent shall mean Minimum Rent and all other amounts and charges payable by Tenant under any provision of this Lease. Sums other than Minimum Rent are designated as “Rent” or “additional rent” hereunder solely for the purpose of enabling Landlord to enforce its rights hereunder, Such sums shall not be deemed Rent for purposes of computing taxes or for governmental regulations thereon. This Lease shall be deemed and construed to be a “net, net, net lease” and, except as otherwise expressly provided, Landlord shall receive all Rent and “additional rent” and all other payments hereunder to be made by Tenant free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature.

1.12     Elm Road Medical Campus: That certain medical office planned unit development located on all of the certain tracts or parcels of land located in Penn Township, St Joseph County, State of Indiana, as more particularly described on Exhibit “C” attached hereto. The name of the Elm Road Medical Campus may be changed upon one hundred twenty (120) days advance written notice to Tenant; provided however, in no event shall the name of the Elm Road Medical Campus contain the name of any tenant or occupant of the Elm Road Medical Campus.

1.13     Tenant’s Percentage Share: Tenant’s Percentage Share shall be the percentage share applicable to the Premises pursuant to the Declaration for the payment of assessments and will be the percentage obtained by dividing the total floor area of the Premises, which equals Forty Five Thousand Nine Hundred Twenty (45,920) square feet, by the total floor area of the buildings erected in the Elm Road Medical Campus (i.e., the area leased or available for lease or occupied or available for occupancy) as of December 1 of each calendar year of the Lease Term as provided in and subject to the terms and conditions of the Declaration. The Declaration amendment shall provide for calculation of assessments uniformly for all lots within Elm Road Medical Campus.

5

ARTICLE II

DEMISE OF PREMISES AND TERM

2.1       Demise of Premises: Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord+, the Premises, together with all rights, privileges, benefits, rights- of-way, tenements, hereditaments and easements now or hereafter appurtenant or belonging thereto.

2.2       Lease Term: Tenant shall have and hold the Premises for a term of fifteen (15) Lease Years (hereinafter, as extended in accordance with Section 2.3 hereof, being sometimes referred to as the “Lease Term”) to commence on the earlier of (i) sixty (60) days after Tenant’s acceptance of possession of the Premises in substantial accordance with the terms and provisions of Section 4.8 hereof, or (ii) the date Tenant opens for business to the public (said earlier date being herein sometimes referred to as the “Commencement Date”), Additionally, Landlord and Tenant further agree that the final Lease Year of the Lease Term may be extended, upon prior written notice to Landlord, to conclude on the January 31 next following the natural expiration of the Lease Term (as extended). The parties shall, following the commencement of the Lease Term, execute a supplement hereto confirming the Commencement Date and expiration date of the Lease Term.

2.3       Options to Extend: Except as provided hereinbelow, Tenant shall have the right of extending the term of this Lease for a total of two (2) successive periods of five (5) Lease Years each (the “Extension Periods”), upon the same terms and conditions as the Initial Term, except as otherwise provided herein with respect to Rent and the additional rent. Tenant shall notify Landlord in writing of its intent to extend the Lease Term at least one hundred twenty (120) days prior to the date of commencement of the Extension Period and thereupon the term of this Lease shall be extended without the requirement of any further documentation. In the event Tenant fails to timely notify Landlord of its intent to extend the Lease Term as provided herein, then such option to extend shall nevertheless remain in full force and effect for a period of thirty (30) days after Tenant’s receipt of notice from Landlord advising Tenant that its extension option shall terminate at the conclusion of said thirty (30) day notice period unless Tenant exercises the extension option by written notice to Landlord and upon such exercise of the Option, the Lease Term shall be deemed extended. Tenant shall pay Minimum Rent during said Extension Periods in the amounts prescribed in Sections 1.6.1 and 1.6.2 of this Lease. All of the terms and conditions of this Lease shall apply during the Extension Periods.

6

ARTICLE III

RENT AND OTHER CHARGES

3.1       Payment of Rent: During the Lease Term, Tenant covenants and agrees to pay to Landlord at the place designated in Section 1.1 hereof, without demand, deduction or set-off, except as otherwise provided in this Lease, all Rent as defined in Article I hereof. Tenant shall not be liable for relying and acting upon any notice changing the payee and purporting to be signed by or on behalf of Landlord and believed by Tenant in good faith to be genuine.

3.2       Payment of Minimum Rent: On or before the first (1st) day of each and every calendar month following the Commencement Date, Tenant covenants to pay Landlord in advance the monthly installment of Minimum Rent for each such month. If the Commencement Date shall not be the first (1st) day of the month, then the first (1st) month’s installment of Minimum Rent shall be prorated accordingly and paid along with the Minimum Rent payable by Tenant to Landlord for the first (1st) full calendar month of the Lease Term.

3.3       Utilities: Tenant shall make application for, obtain, pay for, and be solely responsible for all utilities required, used or consumed in the Premises, including, but not limited to gas, water, telephone, electricity, sewer service, garbage collection services, or any similar service; it being agreed and understood, however, that Tenant’s obligation for the payment of utilities shall commence upon the date the Premises are delivered to Tenant Ready for Occupancy (as defined herein). In the event that any charge for any utility supplied to the Premises is not paid by Tenant to the utility supplier when due, then Landlord may, after delivery of fifteen (15) days written notice to Tenant, but shall not be required to, pay such charge for and on behalf of Tenant, with any such amount paid by Landlord being repaid by Tenant to Landlord, as additional rent, within fifteen (15) days after demand by Landlord. Except for the gross negligence or intentional misconduct of Landlord, its agents, and employees, Landlord shall not be liable for any interruptions or curtailment in utility services whatsoever.

3.4       Personal Property Taxes: Tenant shall be responsible for and shall pay before delinquency municipal, county or state taxes, levies and fees, including general or special assessments, assessed daring the Lease Term against any personal property of any kind owned by Tenant or placed in, upon or about the Premises by Tenant.

7

ARTICLE IV

CONSTRUCTION

4.1       Premises to be Constructed, Plans and Specifications: The Improvements to be constructed upon the Land shall be designed and constructed by Landlord in accordance with: (i) the Approved Final Plans and Specifications to be prepared in accordance with the terms and provisions of Section 4.2 hereof, (ii) applicable laws, ordinances, codes, rules and regulations of any public authority with jurisdiction over the Premises, and (iii) the legal construction standards associated with the construction of the Improvements as an I-2 Hospital and regulatory requirements of the Indiana Department of Health (hereafter, the “Construction”). In the event the Landlord and the Tenant disagree regarding any individual construction standard, Landlord will be released from the obligation to comply with that individual construction standard if the resolution of the disputed construction issue is directed by the Tenant. Landlord shall pay all costs associated with designing and constructing the Improvements upon the Land in accordance with the Approved Final Plans and Specifications (the “Construction Costs”) in the maximum amount of Ten Million Seven Hundred Seventy- Eight Thousand Eight Hundred Dollars ($10,778,800) ($234.73 per square foot of the Premises) (the “Construction Cap”). Landlord further agrees that in addition to the Construction Cap, Landlord shall pay for Landlord’s Work (as hereinafter defined) and all fees, costs and expenses associated with preparing the Approved Final Plans and Specifications in accordance with Section 4.2 (up to the amount of the Plan Cap as hereinafter defined) and, prior to commencement of Landlord’s Work or the Construction, Landlord shall maintain insurance covering Landlord’s liability with respect to any construction that Landlord may perform in connection with the Premises or the Elm Road Medical Campus, Construction Costs shall include general conditions, the general contractor’s overhead and profits, sales tax and the cost of insurance so long as all such costs are reasonable for the industry.

4.1.1       Landlord’s Work: The following construction obligations of Landlord shall not be included in the Construction Costs or the Construction Cap, it being understood and agreed that Landlord shall perform or cause to be performed these obligations at Landlord’s sole cost and expense (said obligations being referred to herein as “Landlord’s Work’’): (i) pay all architectural and engineering fees and the costs associated with preparing and reviewing the plans and specifications for the Improvements to the Premises as recited in Section 4.2 hereof and pay all fees and costs associated with the preparation of the site and civil engineering drawings; (ii) provide landscaping throughout the Common Areas of the Elm Road Medical Campus consistent with local governmental code, ordinances or standards; (iii) provide lighting uniformly distributed throughout the Common Areas of the Elm Road Medical Campus (including the exterior of the Premises) with a minimum capacity of at least two footcandles; and (iv) construct, grade, pave and Stripe roadways for ingress and egress to the Premises and the Elm Road Medical Campus in substantial accordance with Exhibit “D” attached hereto.

4.1.2       Construction Bids and Completion of Landlord’s Work: Landlord shall be responsible for completion of the Construction of the Improvements upon the Land and Landlord’s Work. Landlord shall choose, in Landlord’s sole discretion, qualified contractors for the Construction. Landlord shall enter into a contract with the general contractor (the “General Contractor’’) for the Construction of the Improvements in accordance with the Approved Final Plans and Specifications (the “Construction Contract”) and promptly deliver a copy of said fully executed Construction Contract to Tenant. The Construction Contract shall be amended to provide that Tenant shall have notice and opportunity to cure any default by Landlord and further, that in the event of an uncured default by Landlord, that Tenant shall have the option of assuming the Construction Contract. In the event that Tenant shall cure any default by Landlord or assume the Construction Contract, any amounts paid by Tenant may be offset against Rent or other amounts due to Landlord. The Construction Contract shall obligate the Contractor to comply with the applicable Turnover Date and pay liquidated damages for failure to comply with the Turnover Date as provided in Section 4.4 of this Lease. The Construction shall be performed in a good and workmanlike manner with new material of good quality in accordance with all applicable governmental rules and regulations or ordinances. All of the work performed by the General Contractor to and upon the Land which are so attached to the Land that the same shall by law be deemed to be part of the Land (except trade fixtures and such other property as may be encompassed within the definition of Tenant’s Property pursuant to Section 6.4 of the Lease) shall be the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon termination of the Lease Term. In the event actual Construction Costs (exclusive of Landlord’s Work) exceed the Construction Cap (“Excess Costs”), Tenant shall pay such costs, but only to the extent that: (1) said Excess Costs relate to change orders made by Tenant after the date of the Construction Contract; and (2) the total additional costs related to such change orders exceed any savings resulting therefrom. In the event Tenant must pay Excess Costs in accordance herewith, Tenant may elect to pay such costs by Rent Adjustment (in accordance with Section 4.1.3 below) or by lump sum payment (in accordance with Section 4.1.4 below). Tenant shall be permitted to coordinate with the Landlord and the General Contractor to ensure the conduct of the Construction in conformance with the Approved Final Plans and Specifications. In no event shall Tenant be responsible for Excess Costs without the same being documented on a written change order signed by Tenant.

8

Within thirty (30) days following the Turnover Date, Landlord shall deliver to Tenant a copy of the final application and certificate for payment and summary of the construction expenditures constituting the Construction Costs.

4.1.3       Additional Construction Costs; Rent Adjustment: In the event the Construction Cap is exceeded and Tenant elects to pay the Landlord the Excess Costs by Rent Adjustment, the annualized Minimum Rent for the initial term of the Lease (as recited in Section 1.6 of this Lease) shall be increased by the product derived from multiplying such Excess Costs (subject to any adjustments made pursuant to Section 4.1.2 hereof), by Six and 66/100ths Percent (6.66%). (By way of illustration only, in the event that the Additional Construction Costs are $100,000.00, then the annualized Minimum Rent would be increased by $6,666.66 [i.e., $100,000.00 times 6.66%] during Lease Years one (1) through fifteen (15) of the Lease Term). In the event the Construction Costs of the Premises (exclusive of Landlord’s Work) are less than the Construction Cap, Landlord shall, at Tenant’s option, either (a) within twenty (20) days following receipt of written notice of Tenant’s election, deliver to Tenant a sum of money equal to the difference between the Construction Cap and the actual Construction Costs (exclusive of Landlord’s Work) (hereinafter referred to as the “Adjusted Construction Costs”) or (b) immediately decrease the Annual Minimum Rent for each Lease Year of the Lease Term by the product derived from multiplying the Adjusted Construction Costs by Six and 66/100ths Percent (6.66%). In the event the annual Minimum Rent is adjusted pursuant to this Section 4.1.3, Landlord and Tenant shall execute a modification to the Lease reflecting such increase and adjustment to the Minimum Rent.

9

4.1.4       Payment for Additional Construction Costs: In the event the Construction Cap is exceeded and Tenant elects to pay Landlord the Excess Costs in a lump sum payment, Landlord may seek and obtain reimbursement of the Excess Costs from Tenant by providing Tenant with: (i) an A.I.A. application for payment and summary of construction expenditures, acknowledging compliance with the Approved Final Plans and Specifications showing all expenditures constituting Excess Costs and all written change orders; (ii) certificate of substantial completion signed by an architect licensed to do business in the State in which the Premises is located; and (iii) an affidavit of the General Contractor listing all subcontractors and acknowledging full payment to all such subcontractors with waivers of liens from the General Contractor (collectively referred to as the “Construction Documents”). Within thirty (30) days after receipt of such Construction Documents, Tenant shall pay such Excess Costs (subject to any adjustments made pursuant to Section 4.1.2 hereof) to Landlord, unless Tenant has exercised its option to make the Rent Adjustment recited in Sections 4.1.3 hereinabove.

4.2       Plans and Specifications: Landlord shall submit to Tenant a complete set of the proposed construction plans, working drawings, and specifications (the “Plans”) prepared at Landlord’s sole cost and expense. Tenant shall be allowed fifteen (15) days within which to examine the Plans and to advise Landlord of Tenant’s approval or disapproval of the same; provided, however, Tenant’s approval shall not be unreasonably withheld, conditioned or delayed. The failure of Tenant to advise Landlord within such fifteen (15) day period shall be deemed to constitute the approval of the Plans by Tenant as of the fifteenth (15th) day following Tenant’s receipt of the Plans. If Tenant shall have a reasonable basis for disapproval of any portion of the Plans, Tenant shall give Landlord its reasons therefor in writing within said fifteen (15) day period and, provided said changes are reasonable, Landlord shall cause the Plans to be revised so as to meet Tenant’s reasonable objections. Landlord shall submit the revised Plans to Tenant within fifteen (15) days after receipt of Tenant’s reasons for disapproval of the Plans. Within fifteen (15) days after Tenant’s receipt of the revised Plans, Tenant shall advise Landlord in writing of its approval of the revised Plans or notify Landlord of any additional objections. Landlord and Tenant and General Contractor shall use good faith efforts to resolve any dispute regarding revisions to the Plans in an expeditious manner to the mutual satisfaction of Landlord and Tenant; provided however, in the event a dispute cannot be so resolved, Landlord’s architect and an architect selected by Tenant shall agree upon a resolution to said dispute and the resolution shall be binding upon Landlord and Tenant. The Plans which have been approved by Tenant are referred to as the “Approved Final Plans and Specifications.” Landlord shall have the right to make changes in the Approved Final Plans and Specifications (subject to Tenant’s further review and approval of same as provided above and which approval shall not be unreasonably withheld) in which event, to the extent said changes cause Construction Costs to exceed the Construction Cap, Landlord shall pay the amount by which the total additional cost related to such changes exceeds any savings resulting therefrom. Tenant shall be responsible, at Tenant’s sole cost and expense, for any change orders requested solely by Tenant or any governmental permitting authority. Tenant shall have the right to make changes in the Approved Final Plans and Specifications in which event, to the extent said changes cause Construction Costs to exceed the Construction Cap, Tenant shall pay the amount by which the total additional cost related to such changes exceeds any savings resulting therefrom as provided in subsection 4.1.3.

Landlord shall, at Landlord’s sole cost and expense outside the Construction Cap, pay any architectural or engineering fees, costs or expenses associated with: (i) preparation of the Approved Final Plans and Specifications, (ii) any independent architectural inspection of the Construction, if any, and (iii) preparation of the site and civil engineering drawings, all as a part of Landlord’s Work, Landlord shall pay such amounts directly to the architectural or engineering firm responsible for plan preparation.

10

4.3       Construction Schedule: Landlord and Tenant acknowledge and agree Tenant was, among other things, induced into entering this Lease by certain representations made by Landlord as to the timing of delivery of tie Premises to Tenant Ready for Occupancy. Accordingly, Landlord and Tenant deem it imperative that a construction schedule be established which accurately sets forth the timing for completion of construction by Landlord of the Premises Ready for Occupancy. Landlord covenants to use its best efforts to meet the construction schedule attached hereto as Schedule 4.3 and incorporated herein by reference (“Construction Schedule”). If Landlord shall not have obtained all necessary approvals, licensing and building permits and shall not have commenced construction by April 30, 2009, Tenant may, without liability or further obligation, terminate this Lease upon written notice to Landlord, and in such case this Lease shall have no further force or effect. It is understood and agreed that if Landlord fails to deliver the Premises Ready for Occupancy (as hereinafter defined) or commence the Construction in the manner and time period specified in this Section 4.3, then, in such event, Landlord shall be deemed in default under the Lease, and Landlord shall not have any additional time to cure such default, notwithstanding the cure period provided in Section 14.2 hereof.

4.3.1       Turnover Dates: Landlord shall use its best efforts to deliver the Premises to Tenant Ready for Occupancy (as defined hereinafter) on February 26, 2010 (the “Initial Turnover Date”), In the event Premises shall not be delivered to Tenant Ready for Occupancy by the Initial Turnover Date, Landlord shall use its best efforts to deliver the Premises to Tenant Ready for Occupancy on March 26, 2010 (the “Second Turnover Date”), Landlord covenants to deliver written notice to Tenant by February 1,2010, which notice shall state whether the Premises shall be delivered to Tenant Ready for Occupancy on the Initial or Second Turnover Date, or provide that Landlord is unable to meet either Turnover Date (the “Turnover Date Notice”). The Turnover Date Notice shall not give notice of intent to deliver the Premises to Tenant Ready for Occupancy on any date between the Initial Turnover Date and the Second Turnover Date or subsequent to the Second Turnover Date unless Landlord pays liquidated damages in accordance with Section 4.4 hereof. It is agreed and understood that failure to deliver the Turnover Date Notice in accordance with this Section 4.3.1 shall result in a presumption for the purposes of this Article IV that Landlord has notified Tenant that the Premises will be delivered to Tenant Ready for Occupancy by the Initial Turnover Date.

Notwithstanding anything to the contrary herein, if Tenant fails to provide Landlord with all programing and other specific information necessary for Landlord to complete construction in a timely manner, as requested by Landlord by written notice thereof, within seven (7) days of said written request, then the Turnover Date shall be extended for a period of time commensurate with the delay caused by the Tenant.

4.3.2       Termination Option: If the Turnover Date Notice indicates that, despite the best good-faith efforts of Landlord, the Premises shall not be delivered to Tenant Ready for Occupancy by the Second Turnover Date, unless such failure to timely deliver the Premises resulted directly from delays caused by Tenant (net of delays caused by Landlord) and subject to force majeure delays as set forth in Section 18.7, then Tenant shall not be required to accept possession of the Premises, and Tenant shall have the right to terminate this Lease (Landlord not having any additional time to cure notwithstanding the cure period provided in Section 14.2 hereof). In the event this Lease shall be terminated by Tenant pursuant to this Section 4.3.2, neither party shall have any further obligations hereunder.

11

4.4       Liquidated Damages: If Landlord fails to deliver the Premises to Tenant Ready for Occupancy by the Initial or Second Turnover Date, as applicable pursuant to the Turnover Date Notice or otherwise presumed pursuant hereto, unless such failure to timely deliver the Premises resulted directly from delays caused by Tenant (net of delays caused by Landlord) or by force majeure delays as provided in Section 18.7 of this Lease, then, in such event, Landlord shall be deemed in default under this Lease (it being understood that Landlord shall not be allowed additional time to cure such default, notwithstanding the curative period described in Section 14.2 hereof), and Landlord shall be obligated for payment to Tenant as liquidated damages the sum of money equivalent to three (3) times the daily Minimum Rent for each day after the Initial or Second Turnover Date, as applicable pursuant to the Turnover Date Notice or otherwise presumed pursuant hereto, until the Premises are delivered to Tenant Ready for Occupancy or this Lease is terminated in accordance with Section 4.3.2. If the Turnover Date Notice states a date for delivery of the Premises to Tenant other than the Initial or Second Turnover Date, Landlord shall be obligated to pay the foregoing liquidated damages for each day after the immediately preceding Turnover Date that delivery is to be delayed. It is hereby agreed that the liquidated damages to which Tenant is entitled hereunder are a reasonable estimate of the damages that would be caused to Tenant by Landlord’s delay in completing and delivering the Premises to Tenant Ready for Occupancy by the applicable Turnover Date. Tenant shall not be deemed to have waived liquidated damages accruing between the applicable Turnover Date and the date the Premises are Ready for Occupancy by accepting delivery of the Premises prior to the date the Premises are Ready for Occupancy.

4.5       Ready For Occupancy: The Premises shall be deemed “Ready for Occupancy” when:

(i)       The Premises have been substantially completed in accordance with (yy) applicable laws, ordinances, codes, rules and regulations, and (zz) the Approved Final Plans and Specifications, except for the installation of Tenant’s fixtures and such minor “punchlist” items as shall not justify Tenant to refuse to accept delivery of the Premises;

(ii)       Landlord has received a final certificate of occupancy for the Premises (or a conditional certificate of occupancy which requires only the installation of Tenant’s fixtures prior to being deemed final) if required by any governmental authority and delivered a copy thereof to Tenant;

(iii)       Landlord has substantially completed Landlord’s Work except for minor punchlist items as shall not justify Tenant to refuse to accept delivery; and

(iv)       Landlord has provided Tenant with a copy of the General Contractor’s final application for payment and an affidavit of the General Contractor listing all subcontracts and acknowledging full payment of the General Contractor and all subcontractors with lien waivers from each.

12

4.6       Correction of Defects and Omissions: Within sixty (60) days after Landlord delivers to Tenant and Tenant accepts possession of the Premises in accordance with Section 4.8 hereof, Tenant shall prepare and deliver to Landlord, with respect to those items not constructed according to the Approved Final Plans and Specifications, a list of defects and omissions in the Construction of the Premises (the “Punchlist”), and Landlord shall correct same within thirty (30) days after receipt of the Punchlist. Landlord agrees that Landlord shall not pay General Contractor the final retainage due under the Construction Contract until the Construction items on the Punchlist prepared by Tenant have been completed by General Contractor, to Tenant’s reasonable satisfaction. If at any time within one year following the date of substantial completion of the Construction any of the work performed by Landlord or General Contractor (or within one year following the date said work was purported to be corrected) is found to be not in accordance with the Approved Final Plans and Specifications, upon receipt of written notice from Tenant, the Landlord shall promptly cause the condition to be corrected within thirty (30) days of the date of Tenant’s notice. This obligation does not extend to remedy for damage or defect caused by abuse, modifications not executed by Landlord, improper or insufficient maintenance, improper operation or normal wear and tear.

4.7       Acceptance of Premises: Landlord shall deliver exclusive possession of the Premises to Tenant as soon as they are Ready for Occupancy, and Tenant shall be required to accept possession thereof when so delivered. Landlord shall have access to the Premises after exclusive possession has been delivered to Tenant for the purpose of correcting defects and omissions in construction so long as Landlord does not unreasonably interfere with Tenant’s business or fixturing activities. The taking of possession of the Premises shall not constitute a waiver of any defects or omissions in the construction of the Premises or any failure of Landlord to perform its obligations hereunder.

Landlord shall provide Tenant with access to the Premises at least thirty (30) days prior to the Turnover Date for the purpose of installing Tenant’s fixtures, equipment and personal property upon the Premises. Tenant’s early access shall not unreasonably interfere with Landlord’s Construction.

4.8       Signs: Subject to local governmental codes and ordinances, as a part of the construction of the Elm Road Medical Campus and prior to the Turnover Date, Landlord may, at its own expense, erect, or cause to be erected one or more free-standing sign (hereinafter sometimes referred to as the “Elm Road Medical Campus Sign”), in the area designated on Exhibit “E” attached hereto. Prior to commencing construction of the Elm Road Medical Campus Sign, Landlord shall submit to Tenant a proposed drawing of the structure for Tenant’s approval, not to be unreasonably withheld. Landlord shall maintain, repair and illuminate said Elm Road Medical Campus Sign during the Lease Term, with the cost of such maintenance, repairs, and illumination being included within the purview of Common Area Costs.

13

4.9       Exterior Signage: Tenant, or Tenant’s assignee or sublessee, shall have the right to place and maintain during the Lease Term its usual and customary signs on the exterior of the Premises, provided, however, said signage is at all times professionally produced, high-quality in nature and in keeping with the family-orientation of the Elm Road Medical Campus; it being agreed that Landlord hereby approves Tenant’s exterior signage plans set forth in Exhibit “F” attached hereto, and provided further, that such exterior signage meets the requirements of the Elm Road Medical Campus Development Standards, a copy of which are attached hereto as Exhibit “G” and incorporated herein by reference, Tenant shall maintain such signs in good order and repair in compliance with all applicable governmental rules, regulations or ordinances. Tenant shall have the right to determine the location of its sign(s) subject to written approval of the sign(s)’ location by the Landlord, which approval shall not be unreasonably withheld.

4.10     Alterations to Elm Road Medical Campus and Outlots: Landlord agrees that the layout and design of the Elm Road Medical Campus shall be substantially as is set forth on Exhibit “C” attached hereto. The Amendment to the Declaration referred to in Section 1.2 shall provide that d shall not (a) substantially alter the area of the Elm Road Medical Campus or the location or size of any building or improvement in the Elm Road Medical Campus, (b) change the number, location or layout of parking spaces in the Elm Road Medical Campus, (c) construct any additional buildings or structures in the Common Areas of the Elm Road Medical Campus or on parcels adjacent to the Common Areas of the Elm Road Medical Campus, or (d) change the entrances, exits, access roads, and service roads to and from the Elm Road Medical Campus or the Protected Parking Area (as hereinafter defined) without the prior written consent of Tenant in each instance. Tenant shall not unreasonably withhold its consent to changes in the Common Areas of the Elm Road Medical Campus beyond the area crosshatched on Exhibit “C” attached hereto (the “Protected Parking Area”), so long as the number of parking spaces provided complies with the St Joseph County Code for hospital parking, and so long as said change does not impair or adversely affect (i) ingress to or egress from the Premises or any loading dock serving the Premises; or (ii) visibility of the Premises or Tenant’s exterior signage.

4.11     Build-To-Suit Building: The hospital shall be a build-to-suit building and there shall be no Tenant improvement allowances.

ARTICLE V

USE OF PREMISES

5.1       Tenant’s Use: Tenant shall use the Premises solely for the Permitted Use specified in Section 1.8 and/or such additional uses which are ancillary or incidental thereto.

14

5.2       Operating Covenants: Landlord covenants and agrees that the Amendment to the Declaration referred to in Section 1.2 shall provide (i) that during the Lease Term Elm Road Medical Campus will continuously operate as a medical office center in a manner consistent with first-class medical office center practice; and (ii) that no portion of the Elm Road Medical Campus shall be used in violation of the REA (as hereinafter defined), Declaration or for the following purposes: a bowling alley, skating rink, bar (as distinguished from a restaurant deriving at least 60% of its gross sales from the sale of nonalcoholic beverages and food), theater, amusement park, carnival, meeting hall, banquet facility, entertainment facility, disco or other dance hall, nightclub establishment, sporting events, for any manufacturing, for wholesale or non-retail operation, for the lease, sale or repair of cars or boats (new or used), trailers, mobile homes, lumber yard, video arcade or other game parlor, pool hall, billiard parlor, amusement center, off-track betting establishment, flea-market, massage parlor, tattoo or body piercing facility, auditorium, or for the sale and display of obscene or pornographic materials or any so called “social encounter” restaurants which serve alcoholic beverages for on-premises consumption and whose primary purpose is the meeting and mingling of its patrons, and (iii) no portion of the Elm Road Medical Campus shall be used for a drive-thru, fast-food restaurant. During the term hereof, Landlord shall maintain a parking ratio on Lot Three (3) of not less than the minimum required by applicable local ordinances.

5.3       Exclusive Use: Tenant shall have the exclusive right to the delivery of inpatient rehabilitation hospital” services at the Elm Road Medical Campus throughout the term of this Lease so long as Tenant is operating the Premises as an inpatient rehabilitation hospital.

5.4       Subletting and Assignment: Tenant may sublet or assign the Premises at any time provided the business which such subtenant or assignee proposes to conduct and actually conducts does not conflict with the use provisions set forth in Section 1.8 of this Lease, In the event Tenant shall assign this Lease as permitted hereunder or shall sublease any portion of the Premises as permitted hereunder, Tenant shall remain liable for performance of each and every term of this Lease to be performed by Tenant hereunder. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby expressly agree that Tenant shall be permitted, without the prior written consent of Landlord being required, to sublet or license portions of the Premises to concessionaires or licensees, provided such use does not conflict with the use provisions set forth in Section 1.8 of this Lease. Tenant shall likewise have the absolute right, without the prior written consent of, or notice to, Landlord being required, to assign or sublet the Premises to any parent, subsidiary or affiliate company of Tenant, or in connection with any merger, consolidation, sale of all or substantially all of Tenant’s assets or stock, or a public or private offering.

15

ARTICLE VI

REPAIRS AND MAINTENANCE

6.1       Tenant’s Repairs: Except as otherwise provided herein, Tenant shall maintain in clean condition and good repair, and pay the costs and expense thereof, the nonstructural walls (including all patching and painting thereof), gutters, downspouts, exterior and all interior nonstructural portions of the Premises, all healing, ventilating and air conditioning systems and all plumbing, electrical, gas, sprinkler and sewage systems, located within the building constructed by Landlord upon the Premises. Landlord shall be responsible for maintenance, repair and replacement of all structural walls, the foundation, the roof and all mechanical and utility installations located outside of the building constructed by Landlord upon the Premises. Landlord and Tenant shall cause to be established a reserve fund for the expense of said Landlord’s repairs, as determined by an independent, objective third party experienced in the determination of appropriate and necessary reserves for the Premises (“Reserve”), which Reserve amounts shall be payable by Tenant as additional Rent on a monthly basis and which amounts shall be escrowed and set aside as a separate Reserve for payment of said expenses. Notwithstanding the Reserve, Landlord shall be responsible for the full cost of Landlord’s repairs in excess of the Reserve at the time of the repair. Tenant further covenants to inspect, maintain and repair, and pay the costs and expense thereof, the fire sprinkler system serving the Premises, (if any) including without limitation the performance of flow tests on such systems on a periodic basis, but in no event less frequently than as may be required or recommended by industry standards for a like-kind system. Landlord agrees to correct any defects in Landlord’s Work or the Construction arising prior to the first anniversary of the Commencement Date provided Tenant gives written notice of such defects to Landlord within thirty (30) days after the first anniversary of the Commencement Date, This time limitation shall not apply to latent defects in Landlord’s Work or the Construction which Tenant could not reasonably have discovered prior to the expiration of such time period. Landlord further agrees to make all repairs to the Premises, unless occasioned by the negligence of Tenant or Tenant’s employees, servants, agents or contractors, for a period of one (1) year after the Commencement Date, Landlord shall maintain on file warranties and guaranties pertaining to the General Contractor’s work and the mechanical systems of the Premises. Thereafter, to the extent assignable, Landlord shall assign to Tenant all applicable warranties and guaranties benefiting Landlord or Tenant in connection with the construction of and systems serving the Premises for which Tenant has a repair obligation hereunder. Notwithstanding the foregoing to the contrary, Tenant shall be obligated to make those repairs which (i) are occasioned by its negligence, or the negligence of its employees, agents, servants and contractors; (ii) relate to damage encompassed in the insurance coverage required to be maintained by Tenant pursuant to Section 9.3 hereof (except to the extent that Tenant’s insurance coverage overlaps or is secondary to Landlord’s primary coverage); or (iii) arises as a direct and proximate result of Tenant’s failure to perform Tenant’s repair obligations in Section 6.2 below.

6.2       Non-Structural Repairs. Tenant shall further be responsible for, and pay the costs and expense thereof, (i) all interior, non-structural repairs to the Premises (including the replacement of plate glass in the building), and (ii) except as provided hereinbelow, all maintenance and repairs to the heating, ventilating and air conditioning (“HVAC”) Equipment (e.g., replacement of filters, belts, freon, and routine cleaning, including inspections and filter changes and repair or replacement of major component parts) servicing the Premises. Notwithstanding the foregoing to the contrary, Landlord shall be obligated to make those repairs (nonstructural or HVAC) which (i) are occasioned by Landlord’s negligence, or the negligence of Landlord’s employees, agents, servants and contractors; (ii) relate to damage encompassed in the insurance coverage required to be maintained by Landlord pursuant to Section 9.1 hereof (except to the extent that Landlord’s insurance coverage overlaps or is secondary to Tenant’s primary coverage); or (iii) arise as a direct and proximate result of Landlord’s failure to perform Landlord’s repair obligations in Section 6.1 above.

16

Notwithstanding the above, in the event of the necessity of a substantial repair to (exceeding a cost of $75,000.00) or the replacement of the heating, ventilating or air conditioning systems serving the Premises at any time during the last three (3) years of the Lease Term, Landlord shall be responsible for the cost of said repair or replacement and Tenant shall reimburse Landlord for a portion of said cost equal to the amortized monthly amount of said cost for the remaining Term of the Lease amortized over the useful life of said repair or replacement as determined by Tenant subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

6.3       Alterations: Subject to local governmental code, Tenant shall have the right to make from time to time, at its sole cost and expense, interior, non-structural alterations to the Premises without the necessity of first obtaining Landlord’s consent; provided, however, such alterations do not affect the structural integrity or diminish the value of the Premises. Tenant shall not make any structural changes to the Premises without Landlord’s prior written consent, said consent not being unreasonably withheld, conditioned or delayed.

6.4       Tenant’s Property: Any and all trade fixtures, equipment, signs, appliances, furniture and other personal property of whatever nature or kind installed in the Premises at any time (all of the foregoing being collectively referred to in this Lease as “Tenant’s Property”), including, without limitation, all counters, shelving, lighting and track lighting, panel wall systems and valance accents (to the extent that the same can be removed without irreparable damage to the structure of the Premises) shall not become a part of the realty and may be removed from the Premises by Tenant at any time during the Lease Term or within sixty (60) days after termination thereof (subject to Tenant’s repair obligations as stated in Section 15.1 hereof).

6.5       Tenant Financing: Tenant shall have the right to finance the acquisition and installation of Tenant’s Property (by granting a security interest therein or entering into an equipment lease therefor); and in connection therewith, Landlord agrees to execute and to use reasonable efforts to cause the holder of any mortgage covering all or any portion of the Elm Road Medical Campus to execute and deliver a Landlord’s and mortgagee’s waiver and all other documentation reasonably required by any lessor or holder of any security interest in and to Tenant’s Property.

6.6       Liens: Each party hereto shall promptly pay when due the entire cost of all work done by it to the Premises and shall keep the Premises free of liens for labor or materials. Should mechanics’, materialmen’s or other liens be filed against the Premises by reason of the acts of either party hereto, such party shall cause the lien to be canceled and discharged of record by bond or otherwise within sixty (60) days of receiving actual notice of such lien.

ARTICLE VII

COMMON AREAS

7.1       Use of Common Areas: Landlord hereby grants to Tenant, its licensees, sublessees, successors and assigns, and its and their employees, agents, licensees and invitees, the non-exclusive right to use the Common Areas during the Lease Term continuously and without interruption. In the event that Landlord should designate an employee parking area for all employees of tenants and occupants of the Elm Road Medical Campus, Landlord shall use reasonable efforts to require all such employees to utilize such designated areas, and from and after receipt of notice of such designated parking area, Tenant shall use its reasonable efforts to cause its employees to utilize such designated employee parking areas.

17

7.2       Maintenance: Landlord shall maintain or cause to be maintained in compliance with the Declaration and in keeping with the high standards of a Class A medical office center in St. Joseph County, Indiana, the Common Areas in clean condition and good repair, including, but not limited to: (i) maintaining all signs, landscaped areas, and parking areas and access roads in good condition and repair (including re-striping, repairing and re-paving same when required, and removing any ice, snow or rubbish therefrom); (ii) adequately illuminating the parking areas and other Common Areas while Tenant remains open for business and for one (1) hour thereafter but no later than 9:00 p.m. unless Tenant pays the additional utility charges on a pro rata basis with any other tenant open later than 8:00 p.m.; and (iii) keeping the parking area of the Elm Road Medical Campus free from obstructions including, but not limited to, tractor trailer/delivery trucks (which remain parked in the parking area in excess of twelve (12) consecutive hours).

7.3       Tenant’s Contribution: Tenant shall pay to Landlord on a monthly basis along with the monthly installment of Rent payable by Tenant to Landlord, as additional rent during each full or partial Lease Year of the Lease Term, one-twelfth (1/12th) of Tenant’s Percentage Share of Common Area Costs for Elm Road Medical Campus as established in the Declaration (as defined in Section 1.2). Tenant’s Percentage Share of Common Area Costs for the first (1st) Lease Year of the Lease Term shall be reasonably estimated by Landlord in Section 1.2 of this Lease; it being agreed that for each Lease Year of the Lease Term after the first (1st) Lease Year, the estimated percentage share of Common Area Costs payable by Tenant to Landlord on a monthly basis shall be based upon Tenant’s Percentage Share of Common Area Costs payable by Tenant pursuant hereto for the preceding Lease Year of the Lease Term (e.g., the estimated Common Area Costs for the second [2nd] Lease Year of the Lease Term shall be based upon the actual Common Area Costs payable by Tenant hereunder which Landlord incurs for the first [1st] Lease Year of the Lease Term). In the event that during any Lease Year of the Lease Term Tenant’s Percentage Share of the actual Common Area Costs for said Lease Year shall exceed the estimated amount paid by Tenant to Landlord in accordance with the foregoing, then Tenant shall pay such deficiency to Landlord with the next due installment of Rent after receipt by Tenant of the detailed statement from Landlord hereinafter described; it being agreed that in the event Tenant’s Percentage Share of the actual Common Area Costs for any respective Lease Year of the Lease Term is less than the amount paid therefor by Tenant, then such excess amount shall be taken as a credit by Tenant against the next installments of Rent due to Landlord hereunder until such amount has been fully refunded, Landlord shall furnish to Tenant, within sixty (60) days after the close of each calendar year during the Lease Term, a reasonably detailed statement (prepared in accordance with generally accepted accounting principles and certified as true and accurate by an authorized member of Landlord) of the Common Area Costs incurred during the previous calendar year (after the Commencement Date) and the methodology employed (including all appropriate figures and supporting documentation and invoices) in determining Tenant’s Percentage Share thereof. Landlord shall keep good and accurate books and records in accordance with generally accepted accounting principles concerning the operation, maintenance and repair of the Common Areas, and Tenant and its agents shall have the right, upon at least thirty (30) days’ notice, to audit, inspect and copy such books and records for the prior two (2) Lease Years. Landlord shall promptly pay Tenant all Common Area Costs shown by such audit to be overpaid by Tenant.

18

7.4       Reciprocal Easement Agreement (“REA”): If Elm Road Medical Campus, LLC, Landlord and Tenant enter into an REA, then with respect to the REA, Landlord covenants and agrees as follows;

(i)       Without the prior written consent of Tenant, the REA shall not be terminated, nor amended nor modified in any manner which shall increase the liabilities and obligations of Tenant, or diminish the rights and privileges of Tenant under this Lease;

(ii)       Landlord hereby grants, assigns and conveys to Tenant on a non- exclusive basis all of the easement rights and other rights of Landlord contained in the REA, with the same force and effect as if said rights had been granted directly to Tenant; and

(iii)       Landlord agrees to use all reasonable efforts to enforce the easement rights and other rights contained in the REA on Tenant’s behalf, and if Landlord fails to enforce said rights on Tenant’s behalf, within thirty (30) days after written notice thereof from Tenant, Landlord agrees that Tenant shall have the right to enforce said rights under the REA directly in the name of, and on behalf of, Landlord (if so required), Landlord hereby confirming such enforcement rights to Tenant.

ARTICLE VIII

REAL ESTATE TAXES

8.1       Real Estate Taxes: From and after the Commencement Date, Tenant shall pay any and all Real Estate Taxes (as defined in Section 1.10) relating to the Premises. Landlord shall furnish Tenant, immediately upon receipt, with a copy of any bill for Real Estate Taxes relating to the Premises. At least twenty (20) days prior to the date the Real Estate Taxes become delinquent or begin to accrue penalties and interest, Tenant shall pay to Landlord the Real Estate Taxes (provided Tenant receives the bill from Landlord at least thirty (30) days prior to the date the Real Estate Taxes become delinquent or begin to accrue penalties and/or interest). If Tenant receives the bill less than thirty (30) days prior to the date it becomes delinquent, Tenant shall use commercially reasonable efforts to pay such bill prior to delinquency. Tenant’s liability for Real Estate Taxes shall be prorated during the first and last years of the Lease Term, as extended, based on the number of days Tenant occupied the Premises in accordance with this Lease Agreement. Tenant shall not be obligated to pay any additional assessment or penalty associated with Landlord’s delinquency in delivering the tax bill to Tenant for payment or paying the Real Estate Tax promptly when due. Tenant shall not be obligated to pay Real Estate Taxes accruing after the Lease is lawfully terminated in accordance with the provisions hereof prior to expiration of the Initial Term of the Lease. The Real Estate Taxes for the first (1st) Lease Year of the Lease Term are estimated at One Hundred Seventy Five Thousand Eight Hundred and Seventy Three and 60/100 Dollars ($175,873.60) ($3.83 per square foot of the Premises). If Tenant desires to contest any real estate tax, charge or assessment. Tenant shall promptly notify Landlord and Tenant shall have the right to do so at its expense, and Landlord shall fully cooperate with Tenant in any such proceeding at Tenant’s sole cost and expense.

19

8.2       Refunds and Rebates: Tenant shall receive any Real Estate Tax or assessment refunds or rebates paid to Landlord and attributable to the Premises net of any reasonable expenses incurred by Landlord in any proceeding to obtain such refunds or rebates.

ARTICLE IX

INSURANCE AND INDEMNIFICATION

9.1       Landlord’s Insurance: Landlord shall at all times maintain or cause to be maintained commercial general liability insurance and property damage insurance covering the Elm Road Medical Campus, including, but not limited to, the Common Areas, against claims for bodily injury, personal injury and damage to property naming Tenant as an additional insured under any liability policy, with minimum combined single limits of $1,000,000.00 for bodily injury, death or property damage, and no less than $1,000,000.00 for personal injury, and excess umbrella coverage of at least $3,000,000.00. Landlord shall also maintain Workers’ Compensation or similar insurance to the extent required by law, covering all of its employees performing work in the Elm Road Medical Campus and throughout Landlord’s Construction, and contractual liability insurance in Landlord’s name, naming Tenant as additional insured.

9.2       Tenant’s Contribution: From and after the Commencement Date, Tenant covenants to pay to Landlord on a monthly basis along with the monthly installment of Minimum Rent payable by Tenant to Landlord, as additional rent during each Lease Year of the Lease Term, one-twelfth (1/12th) of Tenant’s Percentage Share of all insurance required to be maintained by Landlord (specifically excluding any rent loss insurance or administrative or management fee of Landlord) in connection with the Elm Road Medical Campus as set forth in Section 9.1 of this Lease (herein sometimes referred to as the “Insurance Premiums”) for such respective Lease Year of the Lease Term. Tenant’s Percentage Share of Insurance Premiums for the first (1st) Lease Year of the Lease Term is reasonably estimated by Landlord to be Four Thousand Three Hundred Twenty Dollars ($4,320.00) payable by Tenant in twelve (12) equal installments of Three Hundred Sixty Dollars ($360.00) per month; it being agreed that for each Lease Year of the Lease Term after the first (1st) Lease Year, the estimated percentage share of Insurance Premiums payable by Tenant to Landlord on a monthly basis shall be based upon Tenant’s Percentage Share of the actual Insurance Premiums paid for the preceding Lease Year of the Lease Term (e.g., the estimated Insurance Premiums for the second [2nd] Lease Year of the Lease Term shall be based upon the actual Insurance Premiums payable by Landlord in connection with the Elm Road Medical Campus for the first [1st] Lease Year of the Lease Term). In the event that during any Lease Year of the Lease Term Tenant’s Percentage Share of the actual Insurance Premiums for said Lease Year shall exceed the estimated amount paid by Tenant to Landlord in accordance with the foregoing, then Tenant shall pay such deficiency to Landlord with Tenant’s next due installment of Minimum Rent after request therefor by Landlord; it being agreed that in the event Tenant’s Percentage Share of the actual Insurance Premiums are less than the amount paid therefor by Tenant, then such excess amount shall be taken as a credit by Tenant against the next installments of Rent due to Landlord hereunder until such amount has been fully refunded. Landlord shall furnish Tenant, within sixty (60) days after the close of each calendar year during the Lease Term, copies of the insurance company’s invoice pursuant to which Landlord’s insurance payments were made and a statement showing calculation of Tenant’s Percentage Share thereof.

20

9.3       Tenant Insurance: Tenant shall maintain and pay any and all premiums for commercial general liability and property damage insurance covering the Premises, including fire and all peril coverage, naming Landlord as an additional insured with minimum combined single limits of $10,000,000.00 for bodily injury, death or property damage, and not less than $2,000,000.00 for personal injury, with excess umbrella coverage of $5,000,000.00, and worker’s compensation in accordance with state statutory limits. Tenant shall also maintain property insurance covering Tenant’s Property including trade fixtures, inventory and other personal property as defined in Section 6.4 hereof. Landlord and Tenant hereby agree that all of the coverages and the limits of coverage required to be maintained pursuant to Section 9.1 and Section 9.3 hereof may be maintained under blanket or umbrella insurance policies; provided, however, the Elm Road Medical Campus, and the Premises, as the case may be, are specifically covered under such coverages, and the coverages required under the terms and provisions of Section 9.1 and Section 9.3 are not thereby diminished.

From and after the Turnover Date and throughout the term of the Lease, Tenant shall procure and pay for windstorm, fire and extended coverage insurance, insuring the completed building upon the Premises of not less than the full replacement value thereof in a responsible insurance company authorized to do business in the State of Indiana. Such insurance policies shall insure against loss or damage from fire, windstorm, tornado, hail, disaster, earthquake, vandalism, riot, malicious mischief (and including boiler insurance and war risk insurance if then available), insurance against flood if required by the Federal Flood Disaster Protection Act of 1973 and Regulations issued thereunder, and such other insurance as commonly, or in the judgment of Tenant prudently, maintained by those whose business, improvement to and use of the Premises is similar to that of Tenant. Such insurance shall contain the so-called Replacement Cost or Restoration Endorsement, a provision to the effect that the waiver of subrogation rights by the insured does not void the coverage, and such special endorsements as determined by Tenant. Such insurance policies shall be issued in the joint names of Landlord and Tenant as the insured, and any mortgagee of Landlord or Tenant, if so requested. Tenant may self-insure all or any portion of said risk with the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay.

9.4       Insurance Certificates: All of the insurance policies required pursuant to Sections 9.1 and Section 9.3 shall be written with companies licensed to do business in the State in which the Premises is located and shall provide that the other party hereto shall be given a minimum of ten (10) days’ written notice by any such insurance company prior to the cancellation, termination or alteration of the terms or limits of such coverage. The foregoing insurance policies or certificates thereof shall be delivered to the respective parties prior to the date the Premises are Ready for Occupancy with evidence of all renewals or replacements of same being delivered to the respective parties not less than ten (10) days prior to the expiration date of such policies.

21

9.5       Mutual Release; Waiver of Subrogation; and Mutual Indemnifications: Landlord and Tenant hereby release each other and anyone claiming through or under the other by way of subrogation or otherwise from any and all liability for any loss of or damage to property, which are insurable under the policies of property insurance required to be maintained pursuant to this Article IX, whether or not caused by the negligence or fault of the other party, caused by a casualty to the Premises or to the Elm Road Medical Campus. In addition, Landlord and Tenant shall cause each such insurance policy carried by them insuring the Premises or the Elm Road Medical Campus or the contents thereof, to be written to provide that the insurer waives all rights of recovery by way of subrogation against the other party hereto in connection with any loss or damage covered by the policy. Furthermore, Landlord and Tenant agree to indemnify, release and hold each other harmless from and against any and all claims, damages or causes of action for damages which are insurable under the policies of general liability insurance required to be maintained pursuant to this Article IX, and brought on account of injury to any person or persons or property, or loss of life, arising out of the use, operation or maintenance of the Elm Road Medical Campus and Common Areas by Landlord and the Premises by Tenant, respectively.

ARTICLE X

DAMAGE AND DESTRUCTION

10.1     Damage and Destruction to the Premises: If the Premises shall be damaged or destroyed by fire or other casualty (any of such causes being referred to herein as a “Casualty”), but the Premises shall not be thereby rendered wholly or partially untenantable (i.e., “untenantable” meaning Tenant is not able to conduct its regular business in the whole of the Premises without interruption or interference), Tenant shall with due diligence remove any resulting debris and repair/rebuild same in accordance with the Plans set forth in Section 4.2 hereof. If, as a result of a Casualty, the Premises shall be rendered wholly or partially untenantable (i.e., Tenant shall not be able to conduct its regular business in the whole of the Premises without interruption or interference), then, Tenant shall, at Tenant’s sole cost and expense, with due diligence, remove any resulting debris and repair/rebuild same in accordance with the Plans set forth in Section 4.2 hereof and all Rent, including Minimum Rent, additional rent and other charges hereby reserved, shall be abated proportionately as to the portion of the Premises rendered untenantable during the period of such untenantability. All prepaid Rent and other charges, if any, paid by Tenant for periods after the date of such damage or destruction shall be refunded and/or prorated based on the portion of the Premises rendered untenantable during the period of untenantability. If Tenant does not commence the repair and restoration work required pursuant to this Section 10.1 within the earlier to occur of: (i) sixty (60) days after the settlement of the insurance claims between Tenant and its insurance company, or (ii) one hundred twenty (120) days after the date of such destruction, or thereafter does not diligently pursue such work to completion, then Landlord shall have the right, at Landlord’s option, to either: (i) upon ten (10) days prior notice to Tenant, perform such repair/restoration work at the sole cost of Tenant, which cost Tenant shall pay to Landlord during the course of such repairs within ten (10) days of invoice by Landlord; (ii) seek to obtain specific performance of Tenant’s repair and restoration obligations pursuant to the laws of the State in which the Premises is located; or (iii) terminate this Lease by thirty (30) days written notice to Tenant, without waiving Landlord’s rights to damages for Tenant’s failure to perform its covenants and obligations hereunder. The rights granted Landlord in this Section 10.1 shall be in furtherance and not in limitation of any rights Landlord may have pursuant to Section 13.1 hereof.

22

10.2     Damage and Destruction to the Common Areas or Other Portions of the Elm Road Medical Campus: If the Common Areas in the Elm Road Medical Campus (exclusive of the Premises) shall, either previous to the beginning of the Lease Term or during the Lease Term, be damaged or destroyed, Landlord shall with due diligence remove any resulting debris and repair and/or rebuild the damaged or destroyed Common Areas to substantially the same condition which existed on the date immediately preceding the date of the casualty. If greater than thirty (30%) percent of the gross leasable area of the Elm Road Medical Campus is damaged, or, if Landlord does not commence the repair and restoration work required pursuant to this Section 10.2 within the earlier to occur of (a) sixty (60) days after the settlement of the insurance claims between Landlord and its insurance company, or (b) one hundred twenty (120) days after the date of such destruction, or thereafter does not diligently pursue such work to completion, then, in either such event, Tenant shall have the right, at Tenant’s option, to either: (i) upon ten (10) days prior notice to Landlord, perform such repair/restoration work at the sole cost of Landlord, which cost Landlord shall pay to Tenant during the course of such repairs within ten (10) days of invoice by Tenant; (ii) seek to obtain specific performance of Landlord’s repair and restoration obligations pursuant to the laws of the State in which the Premises is located; or (iii) terminate this Lease by thirty (30) days written notice to Landlord, without waiving Tenant’s right to damages for Landlord’s failure to perform its covenants and obligations hereunder. The rights granted Tenant in this Section 10.2 shall be in furtherance and not in limitation of any rights Tenant may have pursuant to Section 13.1 hereof.

10.2.1      Damage During Last Three Years:       Notwithstanding the provisions of Sections 10.1 and Section 10.2 hereof, if during the last three (3) years of the initial term of the Lease, or any renewal thereof, the Premises or the Elm Road Medical Campus are damaged to the extent of thirty-five (35%) percent or more of the replacement cost (exclusive of the land and foundations), then this Lease may be terminated at the election of either Landlord or Tenant, provided that notice of such election shall be delivered by the electing party to the other within sixty (60) days after the occurrence of such damage or destruction. Upon the exercise of such option to terminate by either party hereto, this Lease shall be deemed null and void, the parties shall be released from all further liabilities thereafter arising under this Lease, and all Rent and other charges paid by Tenant for periods after the date of termination shall be promptly refunded.

23

ARTICLE XI

EMINENT DOMAIN

11.1         Condemnation: If, after the execution of this Lease and prior to the expiration of the Lease Term, the whole of the Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease and the term hereof shall cease and terminate as of the date of such taking, subject, however, to the right of Tenant, at its election, to continue to occupy the Premises, subject to the terms and provisions of this Lease, for all or such part, as Tenant may determine, of the period between the date of such taking and the date when possession of the Premises shall have been taken by the taking authority, and any unearned Rent and other charges, if any, paid in advance, shall be promptly refunded to Tenant.

11.2         Termination Right: If, after the execution of this Lease and prior to the expiration of the term hereof, any taking under the power of eminent domain by a public or private authority or any conveyance by Landlord in lieu thereof shall result in:

(i)          A reduction of any portion of the Premises or fifteen (15%) percent or more of the gross leasable area of the balance of the Elm Road Medical Campus exclusive of the Premises;

(ii)         The reduction of the parking area for the Elm Road Medical Campus below a parking ratio of 3.5 spaces per 1,000 square feet of improvements;

(iii)        A taking that results in the closing of any entrance or exit to the Elm Road Medical Campus where no suitable alternative entrances or exits are substituted therefor in the reasonable judgment of Tenant; or

(iv)        A taking of either a portion of the Common Areas or the access roads to the Premises or the Elm Road Medical Campus, which taking materially impedes or materially interferes with access to the Premises;

then Tenant may, at its election, terminate this Lease by giving Landlord notice of the exercise of Tenant’s election within thirty (30) days after Tenant shall receive notice of such taking. In the event of termination by Tenant under the provisions of this Section, this Lease and the term hereof shall cease and terminate as of the date of such taking, and unearned Rent and other charges, if any, paid in advance by Tenant shall be promptly refunded to Tenant provided however, Tenant, at its election, may continue to occupy the Premises, subject to the terms and provisions of this Lease, for all or such part, as Tenant may determine, of the period between the date of such taking and the date when possession of the Premises shall be taken by the appropriating authority.

24

11.3         Restoration: In the event of a taking in respect of which Landlord or Tenant shall not have the right to elect to terminate this Lease or, having such right, shall not elect to terminate this Lease, this Lease and the term thereof shall continue in full force and effect and Tenant, at Tenant’s sole cost and expense, forthwith shall restore the remaining portions of the Premises, including any and all improvements made theretofore, together with the remaining portions of the parking areas, to an architectural whole in substantially the same condition that the same were in prior to such taking, A just proportion of the Minimum Rent reserved hereunder and any other charges payable by Tenant hereunder, according to the nature and extent of the injury to the Premises and to Tenant’s business operations in the Premises, shall be suspended or abated until the completion of such restoration and thereafter the Rent and any other charges shall be reduced to equitably reflect the effect of such talking on Tenant’s business operations in the Premises. Should Tenant fail to promptly commence and diligently proceed to so restore the remaining portions of the Premises, Landlord may at its option exercise any of the rights granted Landlord for failure by Tenant to repair or restore pursuant to Section 10.2 hereof.

11.4         Award: All compensation awarded for any taking, whether for the whole or a portion of the Premises, shall belong to Landlord; provided that Tenant shall be entitled to any award made to Landlord or to Tenant to the extent such award includes the unamortized cost of Tenant’s betterments and improvements, moving expenses and the value of Tenant’s fixtures, and further provided that Tenant may apply for and receive an award for the loss of Tenant’s leasehold estate so long as such award in no way diminishes any award to Landlord or to any mortgagee of Landlord with respect to Landlord’s remainder. If Landlord’s award does not include such expenses, Tenant may pursue its own claim so long as it does not reduce the award to Landlord for the land and buildings.

11.5         Termination: In the event of any termination of this Lease pursuant to the provisions of this Article XI, the parties, effective as of such termination, shall be released, each to the other, from all liability and obligations thereafter arising under this Lease.

ARTICLE XII

SUBORDINATION AND ATTORNMENT

12.1         Subordination: Landlord hereby acknowledges that Tenant’s interest in and to this Lease is superior to any mortgage, lien or other security interest affecting the Elm Road Medical Campus or any portion thereof. Notwithstanding the foregoing, Tenant shall, upon the written request of Landlord, subordinate this Lease to the lien of any present or future mortgage upon the Premises or the Elm Road Medical Campus, provided that the holder of any such mortgage (the “Mortgagee”) shall enter into a written agreement including an agreement that Tenant shall not be disturbed in its possession of the Premises as provided in this Lease so long as Tenant complies with the terms and conditions of this Lease, in a form and substance approved by Tenant which approval shall not be unreasonably withheld, conditioned or delayed. As used herein, “mortgage” shall include mortgages, deeds of trust, deeds to secure debt or other similar instruments, and any modifications, extensions, renewals and/or replacements thereof.

25

12.2         Attornment: Should Landlord sell, convey or transfer its interest in the Elm Road Medical Campus or should any mortgagee of Landlord succeed to Landlord’s interest through foreclosure or deed in lieu thereof, then Tenant shall attorn to such succeeding party as its landlord under this Lease promptly upon any such succession, provided that such succeeding party assumes, in a writing acceptable to Tenant in its reasonable judgment, all of Landlord’s duties and obligations under this Lease.

ARTICLE XIII

SELF HELP

13.1         Self Help: If either party defaults in the performance of any obligation imposed on such party by this Lease and does not cure such default within thirty (30) days after written notice (unless otherwise specified elsewhere in this Lease) from the other party specifying the default (or does not within said period commence and diligently proceed to cure such default), the other party, without waiver of or prejudice to any other right or remedy it may have, shall have the right at any time thereafter to cure such default for the account of the defaulting party, and the defaulting party shall reimburse the other party for any reasonable amount paid and any expense or contractual liability so incurred upon invoice; it being agreed that any amounts expended by Tenant on behalf of Landlord and not reimbursed by Landlord as provided above maybe setoff by Tenant with interest at the rate provided in Section 14.3 against future Rent owing under this Lease. The foregoing to the contrary notwithstanding, Tenant shall have no right to cure any default hereunder unless and until Tenant has given not less than thirty (30) days prior written notice of such default to the holder of any mortgage on the Premises or the Elm Road Medical Campus of which Tenant has received notice from Landlord and such holder fails to cure or cause Landlord to cure said default.

13.2         Emergencies: Notwithstanding the terms and provisions of Section 13.1 hereof, in the event of emergencies, or where necessary to prevent injury to persons or damage to property, either party may cure a default by the other before the expiration of the waiting period but after giving written or oral notice to the other party.

ARTICLE XIV

DEFAULT AND REMEDIES

14.1         Remedies Upon Tenant’s Default: In the event Tenant shall at any time be in default in the payment of Rent, or other charges herein required to be paid by Tenant or in the observance or performance of any of the other covenants and agreements required to be performed and observed by Tenant hereunder and any such default shall continue for a period of fifteen (15) days after written notice to Tenant for monetary obligations and thirty (30) days after written notice to Tenant for all other obligations (or if such default is incapable of being cured in a reasonable manner within thirty (30) days, then if Tenant has not commenced to cure such default within said thirty (30) day period or thereafter does not diligently prosecute said cure to completion) and Tenant shall not thereafter cure such default, or should Tenant at any time use the Premises or any portion thereof for any illegal or unlawful purpose, or commit, or permit or tolerate the commission therein of any act made punishable by fine or imprisonment under the laws of the United States or the State in which the Premises is located or utilize the Premises or place on the Premises any objects which would give any fire or casualty insurer the right to cancel such coverage or otherwise endanger the safety of the property and persons thereon, and should such actions continue for a period of ten (10) days after written notice has been given to Tenant, then Landlord shall be entitled at its election, to exercise concurrently or successively, any one or more of the following rights in addition to all remedies otherwise provided in this Lease and otherwise available at law or in equity under the laws of the United States or the State in which the Premises is located:

26

(i)          to bring suit for the collection of the Rent or other amounts for which Tenant may be in default or for the performance of any other covenant or agreement devolving upon Tenant, all without entering into possession or terminating this Lease;

(ii)         to re-enter the Premises with process of law and take possession thereof, without thereby terminating this Lease, and thereupon Landlord may expel all persons and remove all property therefrom, without becoming liable to prosecution therefor, and re-let the Premises and receive the rent therefrom applying such rent first to the payment of the reasonable expenses of such re-entry and the reasonable cost of such re-letting, and then to the payment of the monthly Rent accruing hereunder, the balance, if any, to be paid to Tenant. Tenant shall remain liable for any deficiency after each such monthly application. Landlord shall use its best efforts to re-let the Premises (Landlord having the duty and obligation to mitigate damages of Tenant). The commencement and prosecution of any action by Landlord in forcible entry and detainer, ejectment or otherwise, or the appointment of a receiver, or any execution of any decree obtained in any action to recover possession of the Premises, or any re-entry, shall not be construed as an election to terminate this Lease unless Landlord shall, in writing, expressly exercise its election to declare the Lease Term ended and to terminate this Lease, and, unless this Lease be expressly terminated, such re-entry or entry by Landlord, whether taken under summary proceedings or otherwise, shall not be deemed to have absolved or discharged Tenant from any of its obligations and liabilities for the remainder of the initial term of this Lease or any applicable extension period;

27

(iii)        to terminate this Lease upon ten (10) days written notice to Tenant, re-enter the Premises and take possession thereof. In the event Landlord shall elect to terminate this Lease, as aforesaid, all rights and obligations of Landlord, and of any permitted successors or assigns, shall cease and terminate, except that Landlord shall have and retain full right to sue for and collect all Rent, including without limitation, acceleration of Rent (“Accelerated Rent”), or other amounts for which Tenant may be in default, or for the performance of any other covenant or agreement devolving upon Tenant; provided, however, that Accelerated Rent shall be discounted to present value at an annual interest rate equal to the then current yield of actively traded U.S. Treasury bonds with 10-year maturities, as published by the Federal Reserve Statistical Release for the week prior to the mailing of the notice of acceleration, and all other amounts for the payment of which Tenant shall then be in arrears and Tenant shall surrender and deliver up the Premises to Landlord and upon any default by Tenant in so doing, Landlord shall have the right to recover possession by summary proceedings or otherwise and to apply for the appointment of a receiver and for other ancillary relief in such action, provided Tenant shall have ten (10) days written notice after such application may have been filed and before any hearing thereon, and Landlord shall again have and enjoy the Premises, fully and completely, as if this Lease had never been made. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Landlord’s obtaining possession of the Premises by reason of the breach or violation by Tenant of any of the covenants and conditions in this Lease contained.

14.2         Remedies Upon Landlord’s Default: In the event that Landlord shall at any time be in default in the observance or performance of any of the covenants and agreements required to be performed and observed by Landlord hereunder and any such default shall continue for a period of thirty (30) days after written notice to Landlord (or if such default is incapable of being cured in a reasonable manner within thirty [30] days, then if Landlord has not commenced to cure such default within said thirty [30] day period or, having commenced thereafter does not diligently prosecute such cure to completion), then Tenant shall be entitled, at its election, to exercise concurrently or successively, any one or more of the following rights, in addition to all remedies otherwise provided in this Lease and otherwise available at law or in equity under the laws of the United States or the State in which the Premises is located:

(i)          to bring suit for the collection of any amounts for which Landlord may be in default, or for the performance of any other covenant or agreement devolving upon Landlord, together with all damages to Tenant by reason of any such breach, without terminating this Lease;

(ii)         to set off any damages awarded to Tenant as a result of said suit against the Rent provided in this Lease and during any period of Landlord’s default, to pay Rent pursuant to this Lease to the court in which said suit is pending until a judgment awarding damages to Tenant is made; and/or

(iii)        to terminate this Lease upon thirty (30) days written notice to Landlord without waiving Tenant’s rights to damages for Landlord’s failure to perform its obligations hereunder. In the event Tenant shall elect to terminate this Lease, as aforesaid, all rights and obligations of Tenant, and of any permitted successors or assigns, shall cease and terminate, except that Tenant shall have and retain full right to sue for and collect all amounts for the payment of which Landlord shall then be in default and all damages to Tenant by reason of any such breach.

28

14.3         Cumulative Remedies: All remedies of Landlord and Tenant herein created or remedies otherwise existing at law or equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as Landlord and Tenant shall deem necessary.

ARTICLE XV

SURRENDER OF PREMISES

15.1         Surrender of Premises: Tenant shall, on or before the last day of the Lease Term hereof, or upon the sooner termination hereof, peaceably and quietly leave, surrender, and yield to Landlord the Premises, together with all alterations, additions, and improvements (other than trade fixtures, equipment, and other items of Tenant’s Property) in good order, condition and repair, ordinary wear and tear, damage by casualty and taking by condemnation excepted; it being specifically agreed and understood that in no event shall Tenant ever be required to remove any of the alterations, additions or improvements made to the Premises as permitted under the terms and provisions of this Lease, Such trade fixtures and other items of Tenant’s Property shall be removed by Tenant in accordance with Section 6.4 hereof. Tenant shall repair any damage to the Premises resulting from the removal of such trade fixtures and other items of Tenant’s Property. All such trade fixtures and other items of Tenant’s Property not so removed may, upon notice to Tenant, be removed and stored by Landlord at Tenant’s cost.

15.2         Holding Over: In the event of Tenant’s continued occupancy of the Premises after the expiration of the Lease Term, or any earlier termination provided or permitted by this Lease, such tenancy shall be from month-to-month and such continued occupancy shall not defeat Landlord’s right to possession of the Premises. All other covenants, provisions, obligations and conditions of this Lease shall remain in full force and effect during such month- to-month tenancy.

ARTICLE XVI

ACCESS TO PREMISES

16.1          Access and Entry: To the extent permitted by law, Landlord or Landlord’s agents or designees shall have the right, after reasonable notice to Tenant, to enter upon the Premises at any reasonable time during normal business hours to examine the Premises or to make any repairs or maintenance required of Landlord hereunder, provided Landlord shall use its best efforts not to unreasonably interfere with the conduct of Tenant’s normal business operations in the Premises. The foregoing notwithstanding, in the event of an emergency situation which Landlord reasonably believes may threaten life or property, Landlord shall only be required to give notice which is reasonable under those exigent circumstances. Landlord shall be allowed to take all materials into and upon the Premises that may be required to make such repairs or maintenance required of Landlord hereunder so long as it does not constitute an eviction of Tenant in whole or in part, provided if Tenant cannot reasonably conduct its business in the Premises as a result of Landlord’s actions for greater than forty-eight (48) hours, then the Rent shall abate after said forty-eight (48) hour period until Tenant is once again reasonably able to conduct its business in the Premises.

29

16.2         Tenant Rights: Landlord grants Tenant, its employees and agents, the right to enter the Premises at any time after this Lease has been executed to inspect the progress of Landlord’s Work and/or the Construction and to determine if the same are being performed in accordance with the requirements of this Lease without being deemed to have taken possession or having obligated itself to pay Minimum Rent and other charges due hereunder after the Commencement Date or any other additional charges and to prepare for Tenant’s operation in the Premises; provided, however that Tenant agrees that it shall not unreasonably interfere with Landlord’s Work or the Construction.

ARTICLE XVII

QUIET ENJOYMENT

17.1         Zoning; Building and Use Restrictions: Landlord covenants: (i) that it has a right to acquire and within sixty (60) days shall acquire fee simple title in and to the Premises and that Elm Road Medical Campus, LLC has fee simple title in and to Elm Road Medical Campus; (ii) it has the right to make this Lease for the entire Lease Term, without obtaining consent from any other person or entity; (iii) there are no zoning ordinances or building and use restrictions (including but not limited to exclusive use rights held by other tenants or occupants of the Elm Road Medical Campus) affecting the Premises or Common Areas that would interfere with the use of the Premises by Tenant for the purposes permitted in this Lease; and (iv) there are no underlying or superior leases with respect to the Premises.

17.2         Evidence of Title: Landlord shall provide Tenant with evidence satisfactory to Tenant and Tenant’s counsel that Landlord’s title to the Premises is in the condition required by Section 17.1 hereof. Such evidence of title shall be deemed satisfactory if it is in the form of a policy of title insurance issued by a recognized title insurance company authorized to do business in the State in which the Premises is located.

17.3         Quiet Enjoyment: So long as Tenant shall pay the Rent herein reserved and perform all of the covenants and provisions of this Lease to be performed by Tenant, Tenant shall during the Lease Term freely, peaceably, and quietly enjoy and occupy the full possession of the Premises and the rights herein granted with respect to the Common Areas and the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, without molestation or hindrance by any person or entity whomsoever. In the event Tenant’s quiet possession of the Premises or the Common Areas shall be disturbed by any person or entity claiming title to the Premises or the Common Areas superior to Landlord’s title, (i) the Minimum Rent and other charges due hereunder shall be equitably abated during any such period, and (ii) the running of the Lease Term shall be tolled during such period, and the expiration date of the Lease Term (or Extension Period, as applicable) shall be extended for the same number of days as the Lease Term was tolled. If such period shall continue for more than thirty (30) days after notice from Tenant, Tenant shall have the right, in addition to its other remedies at law or in equity, to terminate this Lease, and all of its rights to damages shall survive such termination.

30

ARTICLE XVIII

MISCELLANEOUS

18.1         Notices: Any notice or consent required to be given by, or delivered to, Landlord or Tenant hereunder shall be in writing and mailed by registered or certified mail, return receipt requested or delivered by a nationally recognized overnight courier, addressed to the respective parties at the addresses designated in Section 1.1 hereof or at such other address as may be designated in writing by the parties. All such notices shall be deemed effective upon receipt.

18.2         Successors and Assigns: All covenants, promises, conditions, representations, and agreements herein contained shall be binding upon, apply, and inure to the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

18.3         Entire Agreement: This Lease and the exhibits attached hereto constitute the sole and exclusive agreement between the parties with respect to the Premises. No amendments, modifications of or supplements of this Lease shall be effective unless in writing and executed by both Landlord and Tenant. All exhibits and schedules, if any, attached hereto are by this reference made a part hereof,

18.4         Time is of the Essence: The time of the performance of all of the covenants, conditions, and agreements of this Lease is of the essence of this Agreement; it being agreed that this provision shall in no event be construed as vitiating any of the cure periods for compliance set forth by virtue of the terms and provisions of this Lease.

18.5         Recording of Lease: This Lease shall not be recorded. A short form or memorandum of this Lease in a form substantially similar to the form attached hereto as Exhibit “F” shall be prepared by Tenant, at Tenant’s expense, and recorded by Landlord, at Landlord’s expense. Landlord shall cause the short form or memorandum of lease to be recorded promptly upon the final execution of this Lease by both parties. Landlord shall provide Tenant evidence of the recordation of such short form or memorandum of lease within ten (10) days after the execution of this Lease by both parties.

18.6         Relationship of Parties: Nothing herein shall be construed so as to constitute a joint venture or partnership between Landlord and Tenant.

18.7         Force Majeure: In the event that either party shall be delayed or hindered in, or prevented from, the performance of any work, service, or other act required under this Lease to be performed by such party and such delay or hindrance is due to strikes, lockouts, Acts of God, governmental restrictions, enemy act, civil commotion, fire or other casualty, or other causes of a like nature beyond the control of the party so delayed or hindered, then performance of such work, service, or other act shall be excused for the period of such delay and the period for the performance of such work, service, or other act shall be extended for a period equivalent to the period of such delay. In no event shall a lack of financing be deemed an unavoidable delay hereunder.

31

18.8         Governing Law: This Lease shall be construed under the laws of the State in which the Premises is located.

18.9         Partial Invalidity: If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

18.10       Submission of Lease: The submission of this Lease for examination, does not constitute an offer to lease, or a reservation of or option for the Premises, and this Lease shall be effective only upon execution and delivery thereof by Landlord and Tenant.

18.11       Interpretation: In interpreting this Lease in its entirety, the printed provisions of this Lease and any additions written or typed thereon shall be given equal weight, and there shall be no inference, by operation of law or otherwise, that any provision of this Lease shall be construed against either party hereto.

18.12       Brokers: Landlord and Tenant hereby warrant and represent that in connection with this Lease that neither has dealt with any broker or other person or entity entitled to any brokerage commission, fee, or other compensation. Each party shall indemnify, defend, protect and hold harmless the other, their agents and legal representatives, against any fee, commission, or other compensation due to any person, firm, or corporation claiming to have acted in said party’s behalf.

18.13       Survival of Obligations: The provisions of this Lease with respect to any obligation of Tenant to pay any sum in order to perform any act required by this Lease after the expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.

18.14       Headings, Captions and References: The Section captions contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The use of the terms “hereof,” “hereunder” and “herein” shall refer to this Lease as a whole, inclusive of the exhibits, except when noted otherwise. The use of the masculine or neuter genders herein shall include the masculine, feminine and neuter genders and the singular form shall include the plural, or plural shall include the singular, when the context so requires.

18.15       Attorney’s Fees: The unsuccessful party in any action or proceeding shall pay for all costs, expenses and reasonable attorney’s fees incurred by the prevailing party or its agents or both in enforcing the covenants and agreements of this Lease. The term “prevailing party” as used herein shall include without limitation a party who obtains legal counsel and brings an action against the other party by reason of the other party’s breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment.

32

18.16       Hazardous Substances:

(i)        As used in this Section, “Hazardous Substances” shall mean and include any of the substances, materials, elements or compounds that are contained in the list of hazardous substances adopted by the United States Congress or the Environmental Protection Agency (“EPA”) or any substances, materials, elements or compounds affected by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree (collectively, “Environmental Law”) now or at any time hereafter in effect, regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic, dangerous, restricted or otherwise regulated waste, substance or material. As used in this Section, “Environmental Cleanup Work” shall mean any cleanup, re-mediation, removal, construction, alteration, demolition or installation that is required in connection with Hazardous Substances installed, used, stored, handled or located on the Premises or Elm Road Medical Campus in order to comply with any Environmental Law.

(ii)         Upon reasonable inquiry and investigation, Landlord has received no notice of, nor is the Landlord aware of, the existence of any areas in the Elm Road Medical Campus where any Hazardous Substances have been generated, disposed of, released or found, and the Landlord has no knowledge of the existence of any such areas for the storage or disposal of any Hazardous Substances in the Elm Road Medical Campus.

(iii)        Upon reasonable inquiry and investigation, Landlord is not aware of any storage tanks located in the Elm Road Medical Campus, either above or below ground, and the Landlord has no knowledge that the Elm Road Medical Campus was previously used as a landfill or as a dump for garbage or refuse.

(iv)        Unless occasioned by the actions of Tenant, its agents, employees or independent contractors, Landlord shall indemnify, defend, protect and hold harmless Tenant (and anyone claiming by, through, or under Tenant) from and against any and all claims, liabilities, damages, losses, costs, and expenses (including reasonable attorneys’ fees and court costs) actually incurred by Tenant or anybody claiming by, through, or under Tenant as a result of the existence of any Hazardous Substances on the Elm Road Medical Campus or any environmental problems relating to the Elm Road Medical Campus; it being agreed and understood that this indemnity shall specifically survive the expiration or earlier termination of this Lease.

33

(v)         Tenant agrees that it will not use any Hazardous Substances in the Premises in violation of any governmental laws, ordinances or restrictions. Tenant shall indemnify, defend, protect and hold harmless Landlord (and anyone claiming by, through, or under Landlord) from and against any and all claims, liabilities, damages, losses, costs, and expenses (including attorneys’ fees and court costs) actually incurred by Landlord or anybody claiming by, through, or under Landlord as a result of Tenant’s use of any Hazardous Substances in the Premises in violation of any governmental laws, ordinances or restrictions unless said Hazardous Substances or environmental problems existed in the Premises prior to the date of this Lease or were caused by acts of Landlord, its agents, employees or contractors in which event this indemnity shall not apply; it being agreed and understood that this indemnity shall specifically survive the expiration or earlier termination of this Lease.

18.17       Communication Dish: Tenant shall have the right to place a single communication /satellite dish on the roof of the Premises but preferably a ground mount dish, if possible, for the purpose of transmitting business information within the Premises (the “Communication Dish”) which shall be for Tenant’s sole use only. No Communication Dish may exceed three (3) feet in diameter nor shall it be permitted to exceed five (5) feet in height from the lowest point of the roof, including any mounting mast or tower. In any event, any Communication Dish shall be located so as to be effectively unnoticeable from the public right-of-way or from adjoining property. Prior to installation, Tenant shall give Landlord notice of the installation, maintenance and use of the Communication Dish. Tenant shall be responsible for the cost of installation, maintenance and removal of the Communication Dish.

Tenant’s Communication Dish shall be considered Tenant’s Property under this Lease. Any damage by fire or any other casualty to the Communication Dish shall be at Tenant’s sole risk and expense, and any such damage, whether partial or complete, shall in no way operate to terminate this Lease or affect Tenant’s obligations hereunder. No taking or condemnation of the roof or other parts of the Elm Road Medical Campus used in connection with the Communication Dish shall give rise to any right of Tenant to terminate this Lease, nor shall Tenant share with Landlord in any award or damages with respect thereto, unless the Communication Dish is included in the condemnation or taking. If permitted by the condemning authority, Tenant shall be permitted to remove its Communication Dish prior to the effective date of any such condemnation.

Tenant agrees to pursue receipt of all approvals from all governmental authorities in connection with the installation, operation and maintenance of the Communication Dish, and to assume the costs of securing such approvals. Tenant shall use reasonable efforts not to install or operate or permit anyone claiming by, through or under Tenant to install or operate antennae, communications dishes or other equipment on the roof which will interfere with the use or operation (including the reception and transmission of signals to and from the same) of other antennae or communications dishes in the Elm Road Medical Campus which were installed prior to the date of Tenant’s installation of Tenant’s Communication Dish.

18.18       Generator/Alternative Power Source: Landlord shall install a generator as an alternative power source for the building as required by Indiana Code for Hospitals (410 IAC 15-1.5-8).

34

18.19       Triple Net Lease: This Commercial Lease is a triple net lease, and the net rents, additional rents in the form of taxes, assessments, insurance premiums and maintenance expenses, and all other sums payable under this Lease to Landlord shall be paid by Tenant without notice or demand and without setoff, counterclaim, abatement, reduction or defense.

ARTICLE XIX

LANDLORD’S ADDITIONAL COVENANTS

19.1         Landlord covenants and agrees that its construction loan and permanent loan agreements and the documents evidencing those agreements shall provide that Tenant shall be given at least ten (10) days notice and opportunity to cure any default by Landlord in the event Landlord shall fail to cure a default. In the event Tenant shall elect to cure a default by Landlord, Landlord agrees that Tenant may offset the cost of said cure against the Rent payable to Landlord pursuant to this Lease.

19.2         Prior to Tenant’s obligation to take possession of the Premises on the Turnover Date and commence the payment of Rent pursuant to this Lease, Landlord shall deliver to Tenant a valid, signed and recorded amendment to the Declaration, in a form acceptable to Tenant (which acceptance shall not be unreasonably withheld, conditioned or delayed), providing that (a) Common Areas and Common Area Costs shall be as provided in this Lease; (b) the Tenant’s share of Common Area Costs shall be calculated as provided in this Lease; and (c) the Declaration may not be altered, amended or terminated without the prior written consent of Tenant so long as this Lease remains in full force and effect.

19.3         Prior to Tenants obligation to take possession of the Premises on the Turnover Date and commence the payment of Rent pursuant to this Lease, Landlord shall deliver to Tenant a valid, signed and recorded restriction, in a form acceptable to Tenant (which acceptance shall not be unreasonably withheld, conditioned or delayed), applicable to all lots within Elm Road Medical Campus prohibiting the use of any lot therein for Tenant’s exclusive use as an inpatient rehabilitation hospital (so long as Tenant is operating the Premises as an inpatient rehabilitation hospital), said restriction being enforceable by Landlord and Tenant.

IN WITNESS WHEREOF this Lease has been executed as of the day and year first above written.

LANDLORD:

ELM ROAD MOB II, LLC
An Indiana limited liability corporation

By:	/s/ J. Michael Kelbel
J. Michael Kelbel, M.D.
Its:	President

35

TENANT:

SAINT JOSEPH REGIONAL MEDICAL CENTER—SOUTH BEND CAMPUS, INC., an Indiana not for profit corporation

By:	/s/ Nancy R. Hellyer
Nancy R. Hellyer
Its:	President and Chief Executive Officer

GUARANTY OF LEASE

The undersigned, Saint Joseph Regional Medical Center, Inc., the parent company of Tenant, Saint Joseph Regional Medical Center—South Bend Campus, Inc., hereby absolutely and unconditionally guarantees the prompt performance and payment in full of all obligations of Tenant under this Lease as and when they become due and payable. If the obligations are not performed and/or paid when due and payable, Landlord shall have the right to proceed directly against Saint Joseph Regional Medical Center, Inc, to enforce and/or collect the payment of the obligations. This is a guaranty of payment and not merely a guaranty of collection and Saint Joseph Regional Medical Center, Inc. waives any suretyship defense, generally.

This guaranty shall bind Saint Joseph Regional Medical Center, Inc. and its successors and assigns and shall inure to the benefit of Landlord and its successors and assigns, including each successor without any further consent or agreement by Saint Joseph Regional Medical Center, Inc,

Executed as of the 28 day of February, 2009.

SAINT JOSEPH REGIONAL MEDICAL CENTER, INC.,
an Indiana not for profit corporation

By:	/s/ Nancy R. Hellyer
Nancy R. Hellyer
Its:	President and Chief Executive Officer

36

LEASE AMENDMENT

THIS FIRST AMENDMENT TO LEASE (“Amendment”), is made and entered into as of the 28thday of March 2013, between ELM Road MOB II, LLC (“Landlord”), and Saint Joseph Regional Medical Center- South Bend Campus, Inc. (“Tenant”).

WHEREAS, Landlord and Tenant are parties to that certain Build to Suit Facility Lease Agreement (the “Lease”) dated February 27, 2009, with respect to property described as Lot Numbered Three (3) as shown on the Recorded Plat of Elm Road Medical Campus, Recorded November 16, 2007 as Document Number 0745026 in the Office of the Recorder of St. Joseph County, Indiana (the “Property”); and

WHREAS, the Property is subject to that certain Declaration of Protective Covenants & Restrictions for Elm Road Medical Campus dated as of December 20, 2007 and recorded as Document Number 0749133 in the Office of the Recorder of St. Joseph County, Indiana, as amended by Document Number 0802055 recorded January 18, 2008 in the Office of the Recorder of St. Joseph County, Indiana, First Amendment to the Declaration of Protective Covenants & Restrictions for Elm Road Medical Campus dated December 3, 2009 and recorded as Document Number 0939788 in the Office of the Recorder of St. Joseph County, Indiana, and by Second Amendment to the Declaration of Protective Covenants & Restrictions for Elm Road Medical Campus dated of even date herewith and to be recorded in the Office of the Recorder of St. Joseph County, Indiana (the “Declaration”) created by Elm Road Medical Campus, LLC (the “Developer”); and

WHEREAS, Landlord is an affiliate of the Developer; and

WHEREAS, the Lease contains certain provisions concerning the common areas of the Elm Road Medical Campus (as such term is defined in the Declaration) which are not subject to the control of Landlord, but rather Landlord and Tenant agree that such provisions are more appropriately governed by the Declaration; and

WHEREAS, Landlord has agreed to sell the Property to TST Mishawaka IRF, LLC (“New Landlord”), and in order to facilitate such transaction Landlord and Tenant have agreed to execute this Amendment;

NOW, THEREFORE, in consideration of the premises, Landlord and Tenant hereby agree as follows:

1.          Common Area Costs: The definition of Common Area Costs in Section 1.2 of the Lease is hereby amended by inserting the following after the phrase ‘implement the foregoing maintenance’ in the tenth (10th) line thereof: ‘and Tenant’s Percentage Share of Real Estate Taxes and Insurance.’ Such definition is further amended by deleting the phrase ‘Tenant’s Percentage Share of Real Estate Taxes or Insurance (which are provided for by separate agreement herein)’ from lines 16 – 17 thereof.

2.          Tenant’s Percentage Share: The definition of Tenant’s Percentage Share in Section 1.13 of the Lease is hereby amended in its entirety to read as follows:

“Tenant’s Percentage Share shall be the percentage share applicable to the Premises pursuant to the Declaration for the payment of assessments and will be the percentage obtained by dividing the total acres of the Premises, which equals 6.40 acres, by the total acres of Developed Lots in the Elm Road Medical Campus. The term ‘Developed Lots’ shall mean those lots which contain building(s) erected on the Elm Road Medical Campus which are leased or available for lease or occupied or available for occupancy.”

3.          Construction: Tenant acknowledges that it has accepted the Premises, and that the provisions of Sections 4.1 — 4.7 and 4.10 - 4.11 are hereby deleted in their entirety.

4.          Exclusive Use: Section 5.3 is hereby deleted in its entirety. Tenant agrees that Landlord does not control use of the Elm Road Medical Campus, and that it shall look to the provisions of the Declaration with respect to this issue,

5.          Subletting and Assignment: Section 5.4 is hereby amended to insert the following at the end of Section 5.4.

“Upon assignment by Tenant, the Lease Guaranty shall remain in full force and effect and shall not be released, discharged or in any way affected by such assignment and, at the request of Landlord, Guarantor shall execute a ratification of the Guaranty.”

6.          Use, Maintenance and Repair of Common Areas: Tenant acknowledges that Landlord does not own or control the operation and maintenance of the common areas of the Elm Road Campus, and that the obligations with respect to use, maintenance and repair of such common areas described in Sections 7.1 and 7.2 of the Lease are obligations of the Owners Association, as defined in the Declaration. Sections 7.1 and 7.2 are hereby deleted in their entirety from the Lease. To the extent of its rights under the Declaration, Landlord shall use commercially reasonable efforts to enforce compliance with the Declaration by the Owners Association.

7.          Insurance Obligation for Elm Road Medical Campus: Sections 9.1 and 9.2 of the Lease are hereby deleted in their entirety, and Landlord shall have no obligation with respect to providing general liability or property damage insurance with respect to any portion of the Elm Road Medical Campus. Landlord may be assessed with the cost of such insurance as a member of the Owners Association, and Tenant shall reimburse Landlord for such costs pursuant to Section 7.3 of the Lease. In addition, the phrase ’Section 9.1 and’ is hereby deleted from lines 9 and 13 of Section 9.3 of the Lease, and the phrase ’Sections 9.1 and’ is hereby deleted from line 2 of Section 9.4 of the Lease.

8.          Damage and Destruction to the Common Areas: Section 10.2 of the Lease is hereby deleted in its entirety and “or the Elm Road Medical Campus” is hereby deleted from the second line of Section 10.2.1.

9.          Subordination and Attornment: Sections 12.1 and 12.2 are hereby replaced with the following:

“12.1 Subordination: Tenant shall, upon the written request of Landlord, subordinate this Lease to the lien of any present or future mortgage upon the Premises, provided that the holder of any such mortgage (the “Mortgagee”) shall enter into a written agreement including an agreement that Tenant shall not be disturbed in its possession of the Premises as provided in this Lease so long as Tenant complies with the terms and conditions of this Lease, in a form and substance approved by Tenant which approval shall not be unreasonably withheld, conditioned or delayed. As used herein, “mortgage” shall include mortgages, deeds of trust, deeds to secure debt or other similar instrument, and any modifications, extensions, renewals and/or replacements thereof. Tenant approves the form of subordination, nondisturbance and attornment agreement attached hereto as Exhibit ‘A’”

“12.2   Attornment: Should Landlord sell, convey or transfer its interest in the Premises or should any Mortgage succeed to Landlord’s interest through foreclosure or deed in lieu thereof, then Tenant shall attorn to such succeeding party as its landlord under this Lease promptly upon any such succession, provided that such succeeding party assumes, in a writing acceptable to tenant in its reasonable judgment, all of Landlord’s duties and obligations under this Lease.”

10.          Estoppel: Article XII is hereby amended by adding new Section 12.3 thereto reading as follows:

“12.3 Estoppel: Upon request of Landlord, Tenant shall execute and deliver to Landlord or any proposed Purchaser or Mortgagee of the Property an Estoppel Certificate in substantially the form set forth as Exhibit ‘B’ hereto.”

11.         Hazardous Substances on Elm Road Medical Campus: Section 18.16(iv) of the Lease is hereby amended by deleting the phrase ‘Elm Road Medical Campus’ from lines 7 and 8 thereof, and inserting in lieu thereof the term ‘Premises.’

12.         Landlord’s Additional Covenants: Sections 19.2 and 19.3 of the Lease are hereby deleted in their entirety.

13.         Financial Statements: If required by Landlord’s mortgagee, as soon as available, and in any event within one hundred twenty (120) days after each calendar year end, Tenant shall deliver to Landlord company prepared financial statements of Tenant and Saint Joseph Regional Medical Center, Inc. (“Guarantor”) setting forth the balance sheet of each such entity as of the end of such year, and the statement of income, statement of cash flows, and statement of retained earnings for such year, all certified as being true and accurate by an authorized individual representing Tenant and Guarantor.

14.         No Further Modifications. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the “Lease” shall refer to the Lease as amended by this Amendment. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

15.         Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

16.         Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties agree that (a) this Amendment may be transmitted between them by facsimile or pdf, (b) faxed or pdf signatures constitute original signatures, (c) a faxed or pdfed Amendment containing the signatures of all the parties is binding on the parties, and (d) facsimile or pdf transmission constitutes delivery.

IN WITNESS HEREOF, this Amendment has been executed as of the day and year first above written.

LANDLORD:

ELM ROAD MOB II, LLC

By:	/s/ J. Michael Kelbel
Name:	J. Michael Kelbel, MD.
Its:	President

TENANT:

Saint Joseph Regional Medical Center-South Bend Campus, Inc.

By:	/s/ Janice L. Dunn
Name:	Janice L. Dunn
Its:	CFO

GUARANTOR ACKNOWLEDGMENT

The undersigned, being the guarantor of the obligations of Tenant under the Lease pursuant to that certain Guaranty of Lease dated February 27, 2009 executed by Guarantor in favor of Landlord, acknowledges the terms and conditions of this Amendment and that its Guaranty of Lease remains in full force and effect in favor of Landlord and is hereby ratified and confirmed.

Saint Joseph Regional Medical Center, Inc.

By:	/s/ Janice L. Dunn
Janice L. Dunn
Its:	CFO

CONSENT, SUBORDINATION,

NON-DISTURBANCE, AND ATTORNMENT AGREEMENT

THIS CONSENT, SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of March 28, 2013, by and among SAINT JOSEPH REGIONAL MEDICAL CENTER - SOUTH BEND CAMPUS, INC, a Indiana not for profit corporation (“Tenant”), TST MISHAWAKA IRF, LLC, a Delaware limited liability company (the “Landlord”), and FIRST TENNESSEE BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”).

WITNESSETH:

A.          The Tenant is the tenant under a Lease dated February 27, 2009 executed by Elm Road MOB, 11, LLC, as landlord, as assigned to Landlord pursuant to an assignment of even date herewith, and Tenant, covering the property commonly known as Lot 3 of the Elm Road Medical Campus, which includes a 45,920 sq.ft. medical office building and is more particularly described in the Lease (as such may be amended and/or restated from time to time, the “Lease”).

B.           Lender has committed to extend credit to Landlord (the “Loan”), secured by the Property as evidenced by a first mortgage lien and security interest against the Property, which mortgage lien and security interest will be evidenced by certain documentation approved by Lender and executed between the Landlord and Lender (the “Security Instrument”).

C.           As a condition to the extension of credit under the Loan, the Lender requires that the Landlord and the Tenant enter into this Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1.           Consent. The Tenant consents to the execution of the Security Instrument by Landlord, and the Tenant consents to the assignment of the Lease to Lender as collateral pursuant to that certain Collateral Assignment of Rents and Leases executed of even date herewith by Landlord and Lender.

2.           Subordination. Tenant hereby subordinates all of its right, title and interest in, to, and under the Lease to the lien and security interest to be evidenced by the Security Instrument, and acknowledges and agrees that the Lease shall at all times hereafter be subject and subordinate in all respects to the Security Instrument and to all renewals, modifications and extensions thereof, subject to the terms and conditions of this Agreement.

3.           Non-Disturbance of Tenant’s Possession. So long as Tenant is not in default in the payment of rent, additional rent, or other charges, or in the performance of any of the other terms, covenants or conditions of the Lease, Tenant shall not be disturbed by Lender in Tenant’s occupancy of the Demised Premises during the original or any renewal term of the Lease or any extension thereof; foreclosure of the Security Instrument, exercise of the power of sale thereunder, acceptance of a deed in lieu of foreclosure, or exercise of any remedy provided in the Security Instrument or in any assignment of leases and rents in favor of Lender or pursuant to the laws of the state in which the Property is situated notwithstanding.

EXHIBIT A

4.           Notice to Lender; Lender’s Cure. Notwithstanding any provision in the Lease to the contrary, no default in the performance of any of Landlord’s obligations under the Lease that is of such a nature as to give Tenant a right to terminate the Lease or to reduce the rent payable under the Lease or to any credit, reduction or offset against future rents shall entitle Tenant to exercise any such right, power or remedy unless and until written notice of such default is given to Lender (in accordance with the timeframes set forth in Section 14.2 of the Lease and with such notice being provided concurrent with notice to the Landlord as provided therein) and unless and until ten (10) days shall have elapsed following receipt of such notice by Lender, during which period Lender shall have the right, but not the obligation, to remedy or cure such default; provided, however, that if such default cannot be cured within ten (10) days, then Lender shall have such longer period of time as may be reasonably necessary to cure such default so long as Lender pursues the cure of same with due diligence.

5.           Lender’s Obligations. No person or entity who exercises a right arising under the Security Instrument or any assignment of the Lease or receives the rents payable by Tenant under the Lease shall thereby become obligated to Tenant for the performance of any of the terms, covenants, conditions and agreements of Landlord under the Lease. Landlord and Tenant agree that Tenant shall make all payments to be made by Tenant under the Lease to such person or entity upon receipt of written notice of the exercise of such right. Receipt of rent by such other person shall not relieve Landlord of its obligations under the Lease, and Tenant shall continue to look only to Landlord for performance thereof.

6.           Special Rights of Lender. In addition to and not in lieu of any other provisions of this Agreement, Lender shall not in any way or to any extent be:

(a)          liable for any act or omission of any landlord (including Landlord) in contravention of any provision of the Lease; or

(b)          subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord) which accrues prior to acquisition of title to the Demised Premises by Lender; or

(c)          bound by any rent or additional rent that Tenant might have paid for more than thirty (30) days in advance to any prior landlord (including Landlord); or

(d)          bound by any agreement or modification of the Lease made without Lender’s written consent; or

(e)          in any way responsible for any deposit or security that was delivered to Landlord but which was not subsequently delivered to Lender.

7.           Attornment. Tenant agrees that if Lender acquires title to the Property as a result of foreclosure of the Security Instrument, exercise of the power of sale thereunder or the acceptance of a deed in lieu of foreclosure, or if Lender obtains control of the Property pursuant to any other rights, powers or remedies contained in the Security Instrument, any assignment of leases and rents in favor of Lender, or the laws of the state in which the Property is situated, Tenant will, upon request of Lender or any other person or entity succeeding to the interest of Lender as a result of the exercise of any such right, power or remedy, automatically become the lessee or tenant of Lender or such successor in interest, without any change in the terms and provisions of the Lease, and Tenant will, upon request of Lender or said successor in interest, deliver an instrument or instruments in recordable form, confirming such attornment.

8.           Representations, Warranties, and Covenants of Tenant. Tenant, in order to induce Lender to enter into this Agreement, hereby affirms that:

(a)          the Lease is in full force and effect and has not been modified or amended;

(b)          to the best of Tenant’s knowledge, Landlord is not in default in performance of any of Landlord’s obligations under the Lease;

(c)          to the best of Tenant’s knowledge, Tenant has no present right of offset against any rent due or to become due under the Lease;

(d)          Tenant will not materially amend or modify the Lease without the prior written consent of Lender which consent shall not be unreasonably withheld or delayed; and

(e)          upon the occurrence of an Event of Default under the Security Instrument, Lender may, at its option but without obligation, notify Tenant in writing of the occurrence of such Event of Default and direct Tenant to make all future payments of the rents, issues and profits and any other sums due under the Lease (“Rent Payments”) directly to Lender or its assignee (the “Default Notice”). Landlord hereby directs Tenant, and Tenant hereby agrees, to make all Rent Payments directly to Lender or assignee following Tenant’s receipt of a Default Notice. The parties hereto hereby agree that Tenant shall have no obligation to determine the accuracy of the statements set forth in a Default Notice and Tenant shall be permitted to rely on correctness of the statements contained in a Default Notice without further inquiry.

9.           Notices. All communications under or in connection with this Agreement shall be in writing and shall be mailed by first class certified mail, postage prepaid, return receipt requested or shipped with a reputable overnight courier that provides written confirmation of receipt, or otherwise sent by facsimile, telecopy or other similar form of rapid transmission confirmed by mailing (in either manner stated above) a written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer or partner of the receiving party. All such communications shall be mailed, sent, or delivered as follows:

If to Tenant:	Saint Joseph Regional Medical Center — South
Bend Campus, Inc.
801 E. LaSalle Avenue
South Bend, IN 46617

if to Lender to:	First Tennessee Bank, National Association
511 Union Street
Nashville, TN 37219
Attn: Cathy Wind

with copy to:	Bradley Arant Boult Cummings LLP
1600 Division Street, Suite 700
Nashville, TN 37203
Attn: Bob Hannon

or to such other address or to such individual’s or department’s attention as Lender may have furnished Tenant and Landlord in writing.

If to Landlord, to:	TST Mishawaka IRF, LLC
1000 Urban Center Dr., Suite 675
Birmingham, AL 35242
Attn: Steve Hewett

With copy to:	Michael J. Brandt
Wallace, Jordan, Ratliff & Brandt, LLC
800 Shades Creek Parkway, Suite 400
Birmingham, AL 35209

Any communication so addressed and mailed shall be deemed to be given when so mailed. Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice has been given shall have no effect on a communication properly sent.

10.         Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns. Numbered and titled paragraph headings are for convenience of reference only, and neither amplify nor limit the provisions hereof. When used herein, the singular shall include the plural, and vice versa, and the use of any gender shall include all other genders. If any provision of this Agreement or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such other provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

[signatures commence on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be executed by a duly authorized officer, as of the day and year first above written.

TENANT:

SAINT JOSEPH REGIONAL MEDICAL CENTER — SOUTH BEND CAMPUS, INC.

By:

Title:

LANDLORD:

TST MISHAWAKA IRF, LLC

By:

Title:

LENDER:

FIRST TENNESSEE BANK, NATIONAL ASSOCIATION

By:
Cathy Wind, Senior Vice President

STATE OF INDIANA	)
COUNTY OF _______________________	)

Before me, _______________________, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared ___________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself/herself to be _____________________ of Saint Joseph Regional Medical Center — South Bend Campus, Inc., an Indiana not for profit corporation, the within named bargainor, and that as such ____________________ of the corporation, he/she, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as such ___________________ for the corporation.

WITNESS my hand and seal at office in ___________________, Indiana, this the day of March, 2013.

Notary Public
My Commission Expires:

(Signature Page to Consent, Subordination, Non-Disturbance and Attornment Agreement – page 1 of 2)

STATE OF ALABAMA	)
COUNTY OF _______________________	)

I, the undersigned authority, a Notary Public in and for said county in said State, hereby certify that ___________________, whose name as ______________________ of TST Mishawaka 1RF, LLC, a Delaware limited liability company, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such authorized representative and with full authority, executed the same voluntarily for and as the act of said limited liability company.

Given under my hand and official seal, this _________________ day of March, 2013.

Notary Public
My Commission Expires:

STATE OF TENNESSEE	)
COUNTY OF _______________________	)

Before me, _____________________________ , the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared Cathy Wind, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged herself to be Senior Vice President of First Tennessee Bank, National Association, a national banking association, the within named bargainor, and that as such Senior Vice President of the national banking association, she, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the national banking association by herself as such Senior Vice President for the national banking association.

WITNESS my hand and seal at office in _______________, Indiana, this the ______________ day of March, 2013.

Notary Public
My Commission Expires:

(Signature Page to Consent, Subordination, Non-Disturbance and Attornment Agreement – page 2 of 2)

TENANT ESTOPPEL CERTIFICATE

Tenant:	Saint Joseph Regional Medical Center – South Bend Campus, Inc.

Lease Effective Date:	February 27, 2009

Lease Term:	Fifteen (15) years after Commencement Date (_______________), plus two Tenant option five (5) year extensions

Property:	Lot 3 of the Elm Road Medical Campus, which includes a 45,920 sq.ft. medical office building

As of March 15, 2013, the undersigned Tenant under the above-referenced Lease, certifies to TST Mishawaka IRF, LLC (the “Owner”) and First Tennessee Bank, National Association (the “Lender”) as follows with respect to the Lease:

1.	The Lease is the only lease affecting said premises and has not been amended, modified, changed altered or supplemented, except as shown above. The above information is true and correct.

2.	The Lease is in full force and effect and to Tenant’s knowledge there are no defaults by Landlord thereunder or any conditions which with only the passage of time or giving of notice or both would become a default by Landlord under the terms of said Lease.

3.	As of the date of this Certificate, monthly Minimum Rent is $___________ per month. No Rent has been prepaid under the Lease more than one (1) month in advance and all Rent has been paid through the date of _____________.

4.	Tenant currently pays Landlord $__________ per month for charges other than Minimum Rent, including real estate tax pass throughs, which are due and payable under the Lease, Such payments have not been made for any period more than one (1) month in advance and all such charges have been paid through the date of _____________.

5.	No rents have been prepaid except as provided by said Lease, but in no event have rents been paid more than thirty (30) days in advance and that there are no offsets or credits against future accruing rents.

6.	Landlord and Tenant have fulfilled and complied with all conditions precedent to the acceptance and possession of the Premises by Tenant and any and all improvements and space required to be furnished by Landlord to the undersigned by the terms of the Lease have been completed to the full satisfaction of Tenant.

7.	Tenant is open and operating and in full and complete possession of the premises demised pursuant to the terms of said Lease. The demised premises satisfy the requirements of said Lease and have been accepted and approved in all respects by Tenant.

8.	All duties of an inducement nature and all inducement clauses have been fulfilled by Landlord.

9.	As of the date of this Certificate, there are no monetary amounts currently owing to Tenant by Landlord which have not been paid except the following: None

10.	Tenant has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of said Lease or of the rents secured therein.

11.	Saint Joseph Regional Medical Center, Inc. guarantees the prompt performance and payment in full of all obligations of Tenant under the Lease. Said guaranty is in full force and effect, and has not been amended or modified.

EXHIBIT B

1

The undersigned understands and acknowledges that Owner is relying on this Certificate in purchasing the Premises and Lender will rely on this Certificate in making a mortgage loan and. that in connection with said loan, Owner’s interest in the Lease is being assigned to Lender as additional security for the Loan and the undersigned has the authority to execute and deliver this Estoppel Certificate on behalf of Tenant.

TENANT:

SAINT JOSEPH REGIONAL MEDICAL CENTER – SOUTH BEND CAMPUS, INC.

By:

Title:

2

TENANT ESTOPPEL CERTIFICATE

Tenant:	Saint Joseph Regional Medical Center – South Bend Campus, Inc.

Lease Effective Date:	February 27, 2009

Lease Term:	Fifteen (15) years after Commencement Date ( ______ ), plus two Tenant option five (5) year extensions

Property:	Lot 3 of the Elm Road Medical Campus, which includes a 45,920 sq.ft. medical office building

As of March 15, 2013, the undersigned Tenant under the above-referenced Lease, certifies to TST Mishawaka IRF, LLC (the “Owner”) and First Tennessee Bank, National Association (the “Lender”) as follows with respect to the Lease;

1.	The Lease is the only lease affecting said premises and has not been amended, modified, changed, altered or supplemented, except as shown above. The above information is true and correct.

2.	The Lease is in full force and effect and to Tenant’s knowledge there are no defaults by Landlord thereunder or any conditions which with only the passage of time or giving of notice or both would become a default by Landlord under the terms of said Lease.

3.	As of the date of this Certificate, monthly Minimum Rent is $__________ per month. No Rent has been prepaid under the Lease more than one (1) month in advance and all Rent has been paid through the date of ____________.

4.	Tenant currently pays Landlord $_______ per month for charges other than Minimum Rent, including real estate tax pass throughs, which are due and payable under the Lease. Such payments have not been made for any period more than one (1) month in advance and all such charges have been paid through the date of _______________.

5.	No rents have been prepaid except as provided by said Lease, but in no event have rents been paid more than thirty (30) days in advance and that there are no offsets or credits against future accruing rents.

6.	Landlord and Tenant have fulfilled and complied with all conditions precedent to the acceptance and possession of the Premises by Tenant and any and all improvements and space required to be furnished by Landlord to the undersigned by the terms of the Lease have been completed to the full satisfaction of Tenant.

7.	Tenant is open and operating and in full and complete possession of the premises demised pursuant to the terms of said Lease. The demised premises satisfy the requirements of said Lease and have been accepted and approved in all respects by Tenant.

8.	All duties of an inducement nature and all inducement clauses have been fulfilled by Landlord.

9.	As of the date of this Certificate, there are no monetary amounts currently owing to Tenant by Landlord which have not been paid except the following: None

10.	Tenant has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of said Lease or of the rents secured therein.

11.	Saint Joseph Regional Medical Center, Inc. guarantees the prompt performance and payment in full of all obligations of Tenant under the Lease. Said guaranty is in full force and effect, and has not been amended or modified.

EXHIBIT B

1

The undersigned understands and acknowledges that Owner is relying on this Certificate in purchasing the Premises and Lender will rely on this Certificate in making a mortgage loan and that in connection with said loan, Owner’s interest in the Lease is being assigned to Lender as additional security for the Loan and the undersigned has the authority to execute and deliver this Estoppel certificate on behalf of Tenant.

TENANT:

SAINT JOSEPH REGIONAL MEDICAL CENTER – SOUTH BEND CAMPUS, INC.

By:

Title:

2